Exhibit 2


                         AGREEMENT AND PLAN OF MERGER

                                     AMONG

                              TRAVELERS GROUP INC.
                           DIAMONDS ACQUISITION CORP.

                                      AND

                                  SALOMON INC

                        DATED AS OF SEPTEMBER 24, 1997



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                              TABLE OF CONTENTS

                                                               PAGE

                                ARTICLE I
                               THE MERGER

     SECTION 1.1    The Merger . . . . . . . . . . . . . . . .    2
     SECTION 1.2    Closing  . . . . . . . . . . . . . . . . .    2
     SECTION 1.3    Effective Time . . . . . . . . . . . . . .    2
     SECTION 1.4    Effects of the Merger  . . . . . . . . . .    3
     SECTION 1.5    Certificate of Incorporation and By-laws
                    of the Surviving Corporation . . . . . . .    3
     SECTION 1.6    Directors and Officers . . . . . . . . . .    3

                               ARTICLE II
                EFFECT OF THE MERGER ON THE CAPITAL STOCK
                    OF THE CONSTITUENT CORPORATIONS;
                        EXCHANGE OF CERTIFICATES

     SECTION 2.1    Effect on Capital Stock  . . . . . . . . .    4
                    (a)  Cancellation of Treasury Stock  . . .    4
                    (b)  Conversion of Company Common Stock  .    4
                    (c)  Conversion of Company Preferred
                         Stock . . . . . . . . . . . . . . . .    5
                    (d)  Conversion of Common Stock of Sub . .    7
                    (e)  Assumption of Obligations under
                         Deposit Agreements  . . . . . . . . .    7
     SECTION 2.2    Exchange of Certificates . . . . . . . . .    7
                    (a)  Exchange Agent  . . . . . . . . . . .    7
                    (b)  Exchange Procedures . . . . . . . . .    8
                    (c)  Distributions with Respect to
                         Unexchanged Shares  . . . . . . . . .    9
                    (d)  No Further Ownership Rights in
                         Company Common Stock  . . . . . . . .   10
                    (e)  No Fractional Shares  . . . . . . . .   10
                    (f)  Termination of Exchange Fund  . . . .   12
                    (g)  No Liability  . . . . . . . . . . . .   13
                    (h)  Investment of Exchange Fund . . . . .   13
                    (i)  Lost Certificates . . . . . . . . . .   13
     SECTION 2.3    Certain Adjustments  . . . . . . . . . . .   13



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                               ARTICLE III
                     REPRESENTATIONS AND WARRANTIES

     SECTION 3.1    Disclosure Schedules . . . . . . . . . . .   14
     SECTION 3.2    Standard . . . . . . . . . . . . . . . . .   14
     SECTION 3.3    Representations and Warranties of the
                    Company  . . . . . . . . . . . . . . . . .   15
                    (a)  Organization, Standing and Corporate
                         Power . . . . . . . . . . . . . . . .   15
                    (b)  Subsidiaries  . . . . . . . . . . . .   16
                    (c)  Capital Structure . . . . . . . . . .   16
                    (d)  Authority; Noncontravention . . . . .   19
                    (e)  SEC Documents; Undisclosed
                         Liabilities . . . . . . . . . . . . .   20
                    (f)  Information Supplied  . . . . . . . .   21
                    (g)  Absence of Certain Changes or
                         Events  . . . . . . . . . . . . . . .   22
                    (h)  Compliance with Applicable Laws;
                         Litigation  . . . . . . . . . . . . .   23
                    (i)  Absence of Changes in Benefit Plans .   24
                    (j)  ERISA Compliance  . . . . . . . . . .   25
                    (k)  Taxes . . . . . . . . . . . . . . . .   27
                    (l)  Voting Requirements . . . . . . . . .   28
                    (m)  State Takeover Statutes . . . . . . .   28
                    (n)  Accounting Matters  . . . . . . . . .   28
                    (o)  Brokers . . . . . . . . . . . . . . .   28
                    (p)  Ownership of Parent Capital Stock . .   29
                    (q)  Intellectual Property . . . . . . . .   29
                    (r)  Certain Contracts . . . . . . . . . .   29
                    (s)  Rights Agreement  . . . . . . . . . .   30
                    (t)  Environmental Liability . . . . . . .   30
                    (u)  Derivative Transactions . . . . . . .   31
                    (v)  Investment Securities and
                         Commodities . . . . . . . . . . . . .   32
                    (w)  Ineligible Persons  . . . . . . . . .   32
     SECTION 3.4    Representations and Warranties of Parent .   33
                    (a)  Organization, Standing and Corporate
                         Power . . . . . . . . . . . . . . . .   33
                    (b)  Subsidiaries  . . . . . . . . . . . .   34
                    (c)  Capital Structure . . . . . . . . . .   34
                    (d)  Authority; Noncontravention . . . . .   37
                    (e)  SEC Documents; Undisclosed
                         Liabilities . . . . . . . . . . . . .   38
                    (f)  Information Supplied  . . . . . . . .   39

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                    (g)  Absence of Certain Changes or Events    40
                    (h)  Compliance with Applicable Laws;
                         Litigation  . . . . . . . . . . . . .   41
                    (i)  Absence of Changes in Benefit Plans .   41
                    (j)  ERISA Compliance  . . . . . . . . . .   42
                    (k)  Taxes . . . . . . . . . . . . . . . .   44
                    (l)  Accounting Matters  . . . . . . . . .   44
                    (m)  Brokers . . . . . . . . . . . . . . .   45
                    (n)  Ownership of Company Capital Stock  .   45
                    (o)  Voting Requirements . . . . . . . . .   45
                    (p)  Environmental Liability . . . . . . .   45

                               ARTICLE IV
                COVENANTS RELATING TO CONDUCT OF BUSINESS

     SECTION 4.1    Conduct of Business  . . . . . . . . . . .   46
                    (a)  Conduct of Business by the Company  .   46
                    (b)  Conduct of Business by Parent . . . .   50
                    (c)  Compensation Matters  . . . . . . . .   51
                    (d)  Coordination of Dividends . . . . . .   53
                    (e)  Other Actions . . . . . . . . . . . .   53
                    (f)  Advice of Changes . . . . . . . . . .   54
     SECTION 4.2    No Solicitation by the Company . . . . . .   54

                                ARTICLE V
                          ADDITIONAL AGREEMENTS

     SECTION 5.1    Preparation of the Form S-4 and the Proxy
                    Statement; Stockholders Meetings . . . . .   57
     SECTION 5.2    Letters of the Company's Accountants . . .   58
     SECTION 5.3    Letters of Parent's Accountants  . . . . .   59
     SECTION 5.4    Access to Information; Confidentiality . .   59
     SECTION 5.5    Best Efforts . . . . . . . . . . . . . . .   60
     SECTION 5.6    Employee Stock Options, Incentive and Benefit
                    Plans  . . . . . . . . . . . . . . . . . .   62
     SECTION 5.7    Indemnification, Exculpation and Insurance   64
     SECTION 5.8    Fees and Expenses  . . . . . . . . . . . .   66
     SECTION 5.9    Public Announcements . . . . . . . . . . .   67
     SECTION 5.10   Affiliates . . . . . . . . . . . . . . . .   68
     SECTION 5.11   Stock Exchange Listing . . . . . . . . . .   69
     SECTION 5.12   Stockholder Litigation . . . . . . . . . .   69
     SECTION 5.13   Tax Treatment  . . . . . . . . . . . . . .   69
     SECTION 5.14   Pooling of Interests . . . . . . . . . . .   70

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     SECTION 5.15   Standstill Agreements; Confidentiality
                    Agreements . . . . . . . . . . . . . . . .   70
     SECTION 5.16   Conveyance Taxes . . . . . . . . . . . . .   70
     SECTION 5.17   Company Convertible Notes; Company Series F
                    Preferred Stock  . . . . . . . . . . . . .   71
     SECTION 5.18   Compliance with 1940 Act Section 15  . . .   71
     SECTION 5.19   Certain Contracts  . . . . . . . . . . . .   72
     SECTION 5.20   Investment Advisory Agreements.  . . . . .   73

                               ARTICLE VI
                          CONDITIONS PRECEDENT

     SECTION 6.1    Conditions to Each Party's Obligation to
                    Effect the Merger  . . . . . . . . . . . .   73
                    (a)  Stockholder Approval  . . . . . . . .   73
                    (b)  HSR Act . . . . . . . . . . . . . . .   73
                    (c)  Governmental and Regulatory
                         Approvals . . . . . . . . . . . . . .   73
                    (d)  No Injunctions or Restraints  . . . .   74
                    (e)  Form S-4  . . . . . . . . . . . . . .   74
                    (f)  NYSE Listing  . . . . . . . . . . . .   74
     SECTION 6.2    Conditions to Obligations of Parent  . . .   74
                    (a)  Representations and Warranties  . . .   75
                    (b)  Performance of Obligations of the
                         Company . . . . . . . . . . . . . . .   75
                    (c)  Tax Opinion . . . . . . . . . . . . .   75
     SECTION 6.3    Conditions to Obligations of the Company .   75
                    (a)  Representations and Warranties  . . .   75
                    (b)  Performance of Obligations of Parent    76
                    (c)  Tax Opinions  . . . . . . . . . . . .   76
     SECTION 6.4    Frustration of Closing Conditions  . . . .   76

                               ARTICLE VII
                    TERMINATION, AMENDMENT AND WAIVER

     SECTION 7.1    Termination  . . . . . . . . . . . . . . .   76
     SECTION 7.2    Effect of Termination  . . . . . . . . . .   78
     SECTION 7.3    Amendment  . . . . . . . . . . . . . . . .   78
     SECTION 7.4    Extension; Waiver  . . . . . . . . . . . .   78
     SECTION 7.5    Procedure for Termination, Amendment,
                    Extension or Waiver  . . . . . . . . . . .   79

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                              ARTICLE VIII
                           GENERAL PROVISIONS

     SECTION 8.1    Nonsurvival of Representations and
                    Warranties . . . . . . . . . . . . . . . .   79
     SECTION 8.2    Notices  . . . . . . . . . . . . . . . . .   79
     SECTION 8.3    Definitions  . . . . . . . . . . . . . . .   80
     SECTION 8.4    Interpretation . . . . . . . . . . . . . .   82
     SECTION 8.5    Counterparts . . . . . . . . . . . . . . .   83
     SECTION 8.6    Entire Agreement; No Third-Party
                    Beneficiaries  . . . . . . . . . . . . . .   83
     SECTION 8.7    Governing Law  . . . . . . . . . . . . . .   83
     SECTION 8.8    Assignment . . . . . . . . . . . . . . . .   83
     SECTION 8.9    Consent to Jurisdiction  . . . . . . . . .   83
     SECTION 8.10   Headings . . . . . . . . . . . . . . . . .   84
     SECTION 8.11   Severability . . . . . . . . . . . . . . .   84

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                    AGREEMENT AND PLAN OF MERGER dated as of
          September 24, 1997, by and among TRAVELERS GROUP INC., a Delaware corporation ("Parent"), DIAMONDS ACQUISITION CORP., a Delaware corporation ("Sub"), and SALOMON INC, a Delaware corporation (the "Company").

                    WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have each approved the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby (a) each issued and outstanding share of common stock, par value $1.00 per share, of the Company ("Company Common Stock"), other than shares owned by the Company, will be converted into the right to receive the Merger Consideration (as defined in Section 2.1(b)) and (b) each issued and outstanding share of Company Preferred Stock (as defined in Section 2.1(c)), other than shares owned by the Company, will be converted into the right to receive one share of a corresponding series of preferred stock of Parent pursuant to Article II;

                    WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals and are in the best interests of their respective stockholders;

                    WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

                    WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal
          Revenue Code of 1986, as amended (the "Code");

                    WHEREAS, for financial accounting purposes, it is intended that the Merger will be accounted for as a pooling of interests transaction under United States generally accepted accounting principles ("GAAP"); and

                    WHEREAS, concurrently with the execution of this Agreement, and as an inducement to Parent and Sub to enter into this Agreement, a stockholder of the Company has entered into a Voting Agreement, dated as of the date

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          hereof (the "Voting Agreement"), between Parent and the
          stockholder providing, among other things, that such stockholder will vote, or cause to be voted, at the Company Stockholders Meeting (as defined in Section 5.1(b)) all of the Company's voting securities owned at the time of such meeting by such stockholder and its subsidiaries in favor of the Merger and will grant or cause to be granted proxies to Parent for that purpose.

                    NOW, THEREFORE, in consideration of the
          representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:


                                  ARTICLE I

                                  THE MERGER

                    SECTION 1.1  The Merger.  Upon the terms and
          subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.3). Following the Effective Time, the Company shall be the surviving corporation (the "Surviving Corporation") and become a wholly owned subsidiary of Parent and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

                    SECTION 1.2  Closing.  Subject to the
          satisfaction or waiver of all the conditions to closing contained in Article VI hereof, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second day after satisfaction or waiver of the conditions set forth in
          Article VI, unless another time or date is agreed to by the parties hereto; provided that in no event shall the Closing Date be other than a Friday, Saturday or Sunday. The Closing will be held at such location in the City of New York as is agreed to by the parties hereto.

                    SECTION 1.3  Effective Time.  Subject to the
          provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall cause the Merger to be consummated by filing a certificate of merger or other appropriate documents (in any such case, the "Certificate

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          of Merger") executed in accordance with the relevant
          provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of Delaware, or at such subsequent date or time as Sub and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

                    SECTION 1.4 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

                    SECTION 1.5 Certificate of Incorporation and By-laws of the Surviving Corporation. The certificate of incorporation of the Company shall be amended as of the Effective Time to read in its entirety like the certificate of incorporation of Sub except that Article First of such certificate of incorporation shall read in its entirety as follows: "The name of the Corporation is Salomon Smith Barney Holdings Inc." and, as amended, such certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. The by-laws of Sub, as in effect immediately prior to the Effective Time, shall become the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                    SECTION 1.6  Directors and Officers.  The
          directors identified in Section 1.6 of the Parent Disclosure Schedule (as defined in Section 3.1) and the officers of Sub shall, from and after the Effective Time, become the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the by-laws of the Surviving Corporation.


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                                  ARTICLE II

                  EFFECT OF THE MERGER ON THE CAPITAL STOCK
                       OF THE CONSTITUENT CORPORATIONS;
                           EXCHANGE OF CERTIFICATES

                    SECTION 2.1  Effect on Capital Stock.  As of
          the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or Company Preferred Stock
          (together, "Company Capital Stock"):

                    (a)  Cancellation of Treasury Stock.  Each
          share of Company Common Stock and Company Preferred Stock that is owned directly by the Company shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; provided, however, that any shares of Company Common Stock or Company Preferred Stock (i) held by the Company in connection with any market-making or proprietary trading activity or for the account of another person,
          (ii) as to which the Company is or may be required to act as a fiduciary or in a similar capacity or (iii) the cancellation of which would violate any legal duties or obligations of the Company shall not be cancelled but, instead, shall be treated as set forth in Section 2.1(b) (in the case of Company Common Stock) or 2.1(c) (in the case of Company Preferred Stock).

                    (b)  Conversion of Company Common Stock.
          Subject to Section 2.2(e), each issued and outstanding share of Company Common Stock (other than shares to be cancelled in accordance with Section 2.1(a)), together with the rights (the "Company Rights") attached thereto to purchase the Company's Series B Junior Participating Preferred Stock ("Company Junior Preferred Stock") issued pursuant to the Rights Agreement, dated as of February 8, 1988, as amended, between the Company and First Chicago Trust Company of New York, as successor to Morgan Shareholder Services Trust Company, as Rights Agent (the "Rights Agreement"), shall be converted into the right to receive 1.13 (the "Exchange Ratio") validly issued, fully paid and nonassessable shares of common stock, par value $.01 per share ("Parent Common Stock"), of Parent. The consideration to be issued to holders of Company Common Stock is referred to herein as the "Merger Consideration." As of the Effective Time, all such

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          shares of Company Common Stock shall no longer be
          outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.2 and any dividends or distributions to which such holder is entitled pursuant to Section 2.2(c), in each case without interest.

                    (c)  Conversion of Company Preferred Stock.
          (i) Each issued and outstanding share of Series A Cumulative Convertible Preferred Stock of the Company ("Company Series A Convertible Preferred Stock), other than shares to be cancelled in accordance with Section 2.1(a), together with the Rights attached thereto, shall be converted into the right to receive one validly issued, fully paid and nonassessable share of Series I Cumulative Convertible Preferred Stock of Parent ("Parent Convertible Preferred Stock"). Each share of Parent Convertible Preferred Stock shall have terms that are substantially identical to the terms of Company Series A Convertible Preferred Stock, provided that (A) as a result of the Merger the issuer thereof shall be Parent rather than the Company, (B) the number of shares of Parent Common Stock into which each share of Parent Convertible Preferred Stock shall be convertible (at the same times and subject to the same terms and conditions under which Company Series A Convertible Preferred Stock is convertible into shares of Company Common Stock immediately prior to the Effective Time) shall equal
          26.31579 (which number shall be subject to adjustment under the same circumstances, in the same manner and to the same extent as set forth in the existing Certificate of Designation relating to the Company Series A Convertible Preferred Stock) times the Exchange Ratio and
          (C) each share of Parent Convertible Preferred Stock, when voting together with the Parent Common Stock (and any other shares of capital stock of Parent at the time entitled to vote) as a single class, shall be entitled to a number of votes equal to the number of shares of Parent Common Stock into which one share of Parent Convertible Preferred Stock will be convertible immediately following the Merger.

                         (ii)  Each issued and outstanding share of
               8.08% Cumulative Preferred Stock, Series D, of the Company ("Company 8.08% Preferred Stock"), other than shares to be cancelled in accordance with
               Section 2.1(a), shall be converted into the right to receive one validly issued, fully paid and nonassessable share of 8.08% Cumulative Preferred Stock, Series J, of Parent ("Parent 8.08% Preferred Stock"). Each share of Parent 8.08% Preferred Stock shall have terms that are substantially identical to Company 8.08% Preferred Stock, provided that (A) as a result of the Merger the issuer thereof shall be Parent rather than the Company and (B) each share of Parent 8.08% Preferred Stock shall be entitled to three votes per share, voting together as a class with the Parent Common Stock (and any other shares of capital stock of Parent at the time entitled to vote), on all matters submitted to a vote of stockholders of Parent, and shall be entitled to one vote per share on all matters on which the Company 8.08% Preferred Stock is entitled to vote, voting together as a class with any other shares of preferred stock of Parent at the time entitled to vote.

                         (iii)  Each issued and outstanding share
               of 8.40% Cumulative Preferred Stock, Series E, of the Company ("Company 8.40% Preferred Stock," and together with Company Series A Convertible Preferred Stock and Company 8.08% Preferred Stock, "Company Preferred Stock"), other than shares to be cancelled in accordance with Section 2.1(a), shall be converted into the right to receive one validly issued, fully paid and nonassessable share of 8.40% Cumulative Preferred Stock, Series K, of Parent ("Parent 8.40% Preferred Stock," and together with Parent Convertible Preferred Stock and Parent 8.08% Preferred Stock, "Parent New Preferred Stock").
               Each share of Parent 8.40% Preferred Stock shall have terms that are substantially identical to Company 8.40% Preferred Stock, provided that (A) as a result of the Merger the issuer thereof shall be Parent rather than the Company and (B) each share of Parent 8.40% Preferred Stock shall be entitled to three votes per share, voting together as a class with the Parent Common Stock (and any other shares of capital stock of Parent at the time entitled to vote), on all matters submitted to a vote of stockholders of Parent, and shall be entitled to one vote per share on all matters on which the Company 8.40% Preferred Stock is entitled to vote, voting together as a class with any other shares of preferred stock of Parent at the time entitled to vote.

                    (d) Conversion of Common Stock of Sub. Each issued and outstanding share of common stock, par value $.01 per share, of Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

                    (e)  Assumption of Obligations under Deposit
          Agreements. At the Effective Time, Parent shall assume the obligations of the Company under the Deposit Agreement, dated as of February 23, 1993, among the Company, First Chicago Trust Company of New York, as Depositary, and the depositary receipt holders (with respect to Company 8.08% Preferred Stock), and the Deposit Agreement, dated as of February 13, 1996, among the Company, First Chicago Trust Company of New York, as Depositary, and the depositary receipt holders (with respect to Company 8.40% Preferred Stock). Parent shall instruct the depositary to treat the shares of Parent 8.08% Preferred Stock and the shares of Parent 8.40% Preferred Stock received by such depositary in exchange for and upon conversion of the shares of Company 8.08% Preferred Stock and Company 8.40% Preferred Stock, respectively, as new deposited securities under the applicable deposit agreement. In accordance with the terms of the relevant deposit agreement, the depositary receipts then outstanding shall thereafter represent the shares of Parent 8.08% Preferred Stock and Parent 8.40% Preferred Stock so received upon conversion and exchange for the shares of Company 8.08% Preferred Stock and Company 8.40% Preferred Stock, respectively. Promptly following the Effective Time, Parent shall request that the depositary call for the surrender of all outstanding receipts to be exchanged for new receipts specifically describing the relevant series of Parent New Preferred Stock.

                    SECTION 2.2  Exchange of Certificates.  (a)
          Exchange Agent. As of the Effective Time, Parent shall enter into an agreement with such bank or trust company as may be designated by Parent and reasonably satisfactory to the Company (the "Exchange Agent"), which shall provide that Parent shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of Company Common Stock and Company Preferred Stock, for exchange in accordance with this
          Article II, through the Exchange Agent, certificates representing the shares of Parent Common Stock and Parent New Preferred Stock (such shares of Parent Common Stock and Parent New Preferred Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, any Excess Shares (as defined in Section 2.2(e)) and any cash (including cash proceeds from the sale of the Excess Shares) payable in lieu of any fractional shares of Parent Common Stock being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.1 in exchange for outstanding shares of Company Common Stock and Company Preferred Stock.

                    (b)  Exchange Procedures.  As soon as
          reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock or Company Preferred Stock (the "Certificates") whose shares were converted into the right to receive the Merger Consideration or shares of Parent New Preferred Stock, as applicable, pursuant to
          Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Company and Parent may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for the Merger Consideration or shares of Parent New Preferred Stock, as applicable. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock or Parent New Preferred Stock which such holder has the right to receive pursuant to the provisions of this
          Article II, certain dividends or other distributions in accordance with Section 2.2(c) and cash in lieu of any fractional share of Parent Common Stock in accordance with Section 2.2(e), and the Certificate so surrendered shall forthwith be cancelled. In the event of a surrender of a Certificate representing shares of Company Common Stock or Company Preferred Stock which are not registered in the transfer records of the Company under the name of the person surrendering such Certificate, a certificate representing the proper number of shares of Parent Common Stock or Parent New Preferred Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock or Parent New Preferred Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration or shares of Parent New Preferred Stock, as applicable, which the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this Article II, certain dividends or other distributions in accordance with
          Section 2.2(c) and cash in lieu of any fractional share of Parent Common Stock in accordance with Section 2.2(e). No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

                    (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock or Parent New Preferred Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock or Parent New Preferred Stock issuable hereunder in respect thereof, and, in the case of Certificates representing Company Common Stock, no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to
          Section 2.2(e), and all such dividends, other distributions and cash in lieu of fractional shares of Parent Common Stock shall be paid by Parent to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Article II, subject to Section 2.2(f). Subject to the effect of applicable escheat or similar laws, following surrender of any such

          Certificate there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock or Parent New Preferred Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock or Parent New Preferred Stock and, in the case of Certificates representing Company Common Stock, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock or Parent New Preferred Stock.

                    (d)  No Further Ownership Rights in Company
          Common Stock. All shares of Parent Common Stock or Parent New Preferred Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to this Article II) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock or Company Preferred Stock, as applicable, theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock or Company Preferred Stock which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock or Company Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II, except as otherwise provided by law.

                    (e)  No Fractional Shares.  (i)  No
          certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Parent shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

                         (ii)  As promptly as practicable following
               the Effective Time, the Exchange Agent shall determine the excess of (A) the number of whole shares of Parent Common Stock delivered to the Exchange Agent by Parent pursuant to Section 2.2(a) over (B) the aggregate number of whole shares of Parent Common Stock to be distributed to former holders of Company Common Stock pursuant to Section 2.2(b) (such excess being herein called the "Excess Shares"). Following the Effective Time, the Exchange Agent shall, on behalf of the former stockholders of the Company, sell the Excess Shares at then-prevailing prices on the New York Stock Exchange, Inc. ("NYSE"), all in the manner provided in Section 2.2(e)(iii).

                         (iii)  The sale of the Excess Shares by
               the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The Exchange Agent shall use reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of Certificates formerly representing Company Common Stock, the Exchange Agent shall hold such proceeds in trust for such holders (the "Common Shares Trust"). The Surviving Corporation shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of the Common Shares Trust to which each former holder of Company Common Stock is entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such former holder of Company Common Stock is entitled (after taking into account all shares of Company Common Stock held of record at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all former holders of Company Common Stock are entitled.

                         (iv)  Notwithstanding the provisions of
               Section 2.2(e)(ii) and (iii), the Surviving
               Corporation may elect at its option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments hereinabove contemplated, to pay each former holder of Company Common Stock an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such former holder (after taking into account all shares of Company Common Stock held of record at the Effective Time by such holder) would otherwise be entitled by
               (B) the closing price of the Parent Common Stock as reported on the NYSE Composite Transaction Tape (as reported in The Wall Street Journal, or, if not reported therein, any other authoritative source) on the Closing Date, and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this Section 2.2(e)(iv).

                         (v)  As soon as practicable after the
               determination of the amount of cash, if any, to be paid to holders of Certificates formerly representing Company Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of Certificates formerly representing Company Common Stock subject to and in accordance with the terms of
               Section 2.2(c).

                    (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for Merger Consideration or shares of Parent New

          Preferred Stock, any dividends or distributions with respect to Parent Common Stock or Parent New Preferred
          Stock, as applicable, and any cash in lieu of fractional shares of Parent Common Stock.

                    (g)  No Liability.  None of Parent, Sub, the
          Company, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock or Parent New Preferred Stock, any dividends or distributions with respect thereto, any cash in lieu of fractional shares of Parent Common Stock or any cash from the Exchange Fund, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                    (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent (provided that such cash shall be invested only in high quality short-term instruments with low risk of loss of principal), on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

                    (i)  Lost Certificates.  If any Certificate
          shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration or shares of Parent New Preferred Stock and, if applicable, any unpaid dividends and distributions on shares of Parent Common Stock or Parent New Preferred Stock deliverable in respect thereof and any cash in lieu of fractional shares of Parent Common Stock, in each case pursuant to this Agreement.

                    SECTION 2.3 Certain Adjustments. If after the date hereof and on or prior to the Closing Date the outstanding shares of Parent Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, or any similar event shall occur (any such action, an "Adjustment Event"), the Exchange Ratio shall be adjusted accordingly to provide to the holders of Company Common Stock and Company Series A Convertible Preferred Stock the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend or similar event.


                                 ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

                    SECTION 3.1  Disclosure Schedules.  Prior to
          the execution of this Agreement, the Company has delivered to Parent a schedule (the "Company Disclosure Schedule") and Parent has delivered to the Company a schedule (the "Parent Disclosure Schedule" and, together, the "Disclosure Schedules") each setting forth, among other things, items the disclosure of which is necessary or appropriate in relation to any or all of their respective representations and warranties in accordance with the standard established by Section 3.2; provided, however, that notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item in a Disclosure Schedule shall not be deemed an admission by the disclosing party that such item represents a material exception or fact, event or circumstance or that such item constitutes or is reasonably likely to result in a material adverse effect or material adverse change (each as defined in Section 8.3).

                    SECTION 3.2  Standard.  No representation or
          warranty of the Company or Parent contained in Sections
          3.3 and 3.4, respectively, other than Sections 3.3(a), 3.3(b), 3.3(c), 3.3(d), 3.3(e), 3.3(f), 3.3(g)(i), (ii)
          and (iii), 3.3(l), 3.3(m), 3.3(n), 3.3(o), 3.3(s) or
          3.3(w) or Sections 3.4(a), 3.4(b), 3.4(c), 3.4(d),
          3.4(e), 3.4(f), 3.4(g)(i), (ii) and (iii), 3.4(l) or
          3.4(m) (collectively, the "Other Paragraphs"), shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Section 3.3 or 3.4, as the case may be, other than the Other Paragraphs, has had or is reasonably likely to have a material adverse effect.

                    SECTION 3.3 Representations and Warranties of the Company. Subject to Sections 3.1 and 3.2 and except as disclosed in Company Filed SEC Documents (as defined in Section 3.3(g)) or as set forth on the Company Disclosure Schedule and making reference to the particular subsection of this Agreement to which exception is being taken (regardless of whether such subsection refers to the Company Disclosure Schedule), the Company represents and warrants to Parent as follows:

                    (a)  Organization, Standing and Corporate
          Power. (i) Each of the Company and its subsidiaries (as defined in Section 8.3) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to subsidiaries, for those jurisdictions where the failure to be duly organized, validly existing and in good standing individually or in the aggregate would not have a material adverse effect (as defined in Section 8.3) on the Company. Each of the Company and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on the Company.

                         (ii)  The Company has delivered to Parent
               prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws, as amended to date.

                         (iii) In all material respects, the minute
               books of the Company contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, the Board of Directors and all committees of the Board of Directors of the Company since January 1, 1994.

                    (b) Subsidiaries. Exhibit 21 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 includes all the subsidiaries of the Company which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC")). All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable; are owned directly or indirectly by the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests securing indebtedness or similar obligations (collectively, "Liens"); and are free of any other restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests that would prevent the operation by the Surviving Corporation of such Significant Subsidiary's business as currently conducted.

                    (c) Capital Structure. The authorized capital stock of the Company consists of 250,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, without par value, of the Company ("Company Authorized Preferred Stock"), of which 700,000 shares have been designated as Company Series A Convertible Preferred Stock, 2,500,000 shares have been designated as Series B Junior Participating Preferred Stock, 244,375 shares have been designated as 9.50% Cumulative Preferred Stock, Series C ("Company Series C Preferred Stock"), 400,000 shares have been designated as Company 8.08% Preferred Stock, 500,000 shares have been designated as Company 8.40% Preferred Stock, 690,000 shares have been designated as 9.50% Cumulative Preferred Stock, Series F, of the Company ("Company Series F Preferred Stock") and 893,000 shares have been designated as $4.25 Convertible Preferred Stock ("Company $4.25 Preferred Stock"). At the close of business on September 19, 1997: (i) 107,460,248 shares of Company Common Stock were issued and outstanding; (ii) 51,891,428 shares of Company Common Stock were held by the Company in its treasury; (iii) 2,500,000 shares of Company Junior Preferred Stock were reserved for issuance pursuant to the Rights Agreement;
          (iv) 420,000 shares of Company Series A Convertible Preferred Stock were issued and outstanding; (v) no shares of Company Series C Preferred Stock were issued and outstanding; (vi) 400,000 shares of Company 8.08% Preferred Stock were issued and outstanding (evidenced by 8,000,000 depositary shares, each of which represents a one-twentieth interest in a share of Company 8.08% Preferred Stock); (vii) 500,000 shares of Company 8.40% Preferred Stock were issued and outstanding (evidenced by 10,000,000 depositary shares, each of which represents a one-twentieth interest in a share of Company 8.40% Preferred Stock); (viii) 690,000 shares of Company Series F Preferred Stock were reserved for issuance upon exercise of purchase contracts comprising a part of the 13,800,000 9-1/2% Trust Preferred Stock (TRUPS) Units of SI Financing Trust I; (ix) no shares of Company $4.25 Preferred Stock were issued and outstanding; (x) except as set forth on the Company Disclosure Schedule, no shares of Company Preferred Stock were held by the Company in its treasury, other than shares held for purposes of market making, proprietary trading or otherwise on behalf of customers; (xi) 4,741,602 shares of Company Common Stock were reserved for issuance pursuant to the Company Non-Qualified Stock Option Plan of 1984, the Company Stock Incentive Plan and the Company Employee Stock Purchase Plan (such plans, collectively, the "Company Stock Plans"), of which 1,660,100 shares are subject to outstanding employee stock options or other rights to purchase or receive Company Common Stock granted under the Company Stock Plans (collectively, "Company Employee Stock Options"); (xii) 14,736,843 shares of Company Common Stock were reserved for issuance upon conversion of Company Series A Convertible Preferred Stock; (xiii) 394,429 shares of Company Common Stock were reserved for issuance upon conversion of the Company's Amended and Restated 5.5% Restricted Convertible Subordinated Note Due 1997 and the Company's Amended and Restated 1.25% Restricted Convertible Subordinated Note Due 2000 (collectively with Company Series A Convertible Preferred Stock, "Company Convertible Securities"); and
          (xiv) other than as set forth above, no other shares of Company Authorized Preferred Stock have been designated or issued. All outstanding shares of capital stock of the Company are, and all shares thereof which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 3.3(c) and except for changes since September 19, 1997 resulting from the issuance of shares of Company Common Stock pursuant to Company Employee Stock Options, Company

          Convertible Securities and other rights referred to above in this Section 3.3(c) or as permitted by Section 4.1(a)(ii), (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of the Company, (B) any securities of the Company or any Company subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company, (C) any warrants, calls, options or other rights to acquire from the Company or any Company subsidiary, and any obligation of the Company or any Company subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company, and (y) there are no outstanding obligations of the Company or any Company subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. There are no outstanding
          (A) securities of the Company or any Company subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities in any Company subsidiary, (B) warrants, calls, options or other rights to acquire from the Company or any Company subsidiary, and any obligation of the Company or any Company subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Company subsidiary or (C) obligations of the Company or any Company subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of Company subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. To the Company's knowledge, neither the Company nor any Company subsidiary is a party to any agreement restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive or, except as provided by the terms of Company Employee Stock Options and Company Convertible Securities, antidilutive rights with respect to, any securities of the type referred to in the two preceding sentences. The Company has delivered to Parent prior to the execution of this Agreement a complete and correct copy of the Rights Agreement.

                    (d) Authority; Noncontravention. The Company has all requisite corporate power and authority to enter into this Agreement and, subject, in the case of the Merger, to the Company Stockholder Approval (as defined in Section 3.3(1)) to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Except as set forth in Section 3.3(d) of the Company Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under,
          (i) the certificate of incorporation or by-laws of the Company or the comparable organizational documents of any of its Significant Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to the Company or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses
          (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on the Company or (y) reasonably be expected to impair the ability of the Company to perform its obligations under this Agreement. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any nongovernmental self-regulatory agency, commission or authority (a "Governmental Entity") is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for
          (1) the filing of a pre-merger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (2) the filing with the SEC of (A) a proxy statement relating to the Company Stockholders Meeting (as defined in Section 5.1(b)) (such proxy statement, as amended or supplemented from time to time, the "Proxy Statement"), and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (3) the filing of the Certificate of Merger with the Secretary of State of Delaware and such filings with Governmental Entities to satisfy the applicable requirements of the laws of states in which the Company and its subsidiaries are qualified or licensed to do business or state securities or "blue sky" laws; (4) the consents, approvals and notices required under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act");
          (5) filings in respect of, and approvals and authorizations of, any Governmental Entity having jurisdiction over the securities, commodities, banking, insurance, or other financial services businesses; and
          (6) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (x) have a material adverse effect on the Company or (y) reasonably be expected to impair the ability of the Company to perform its obligations under this Agreement.

                    (e)  SEC Documents; Undisclosed Liabilities.
          Since January 1, 1995, the Company has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC ("Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and no Company SEC Document when filed (as amended and restated and as supplemented by subsequently filed Company SEC Documents) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in Company SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except (i) as reflected in such financial statements or in the notes thereto or (ii) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, would have a material adverse effect on the Company.

                    (f)  Information Supplied.  None of the
          information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock and Parent New Preferred Stock in the Merger (the "Form S-4") will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent specifically for inclusion or incorporation by reference in the Proxy Statement.

                    (g)  Absence of Certain Changes or Events.
          Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby and except as permitted by Section 4.1(a), since January 1, 1997, the Company and its subsidiaries have conducted their business only in the ordinary course or as disclosed in any Company SEC Document filed since such date and prior to the date hereof (as amended to the date hereof, "Company Filed SEC Documents"), and there has not been (i) any material adverse change in the Company, including, but not limited to, any material adverse change arising from or relating to fraudulent or unauthorized activity, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, other than regular quarterly cash dividends on the Company Common Stock and dividends payable on the Company Preferred Stock in accordance with their terms, (iii) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's capital stock, except for issuances of Company Common Stock upon conversion of Company Convertible Securities or upon the exercise of Company Employee Stock Options, in each case awarded prior to the date hereof in accordance with their present terms, (iv) prior to the date hereof (A) any granting by the Company or any of its subsidiaries to any current or former director, executive officer or other key employee of the Company or its subsidiaries of any increase in compensation, bonus or other benefits, except for increases in the ordinary course of business, (B) any granting by the Company or any of its subsidiaries to any such current or former director, executive officer or key employee of any increase in severance or termination pay, or (C) any entry by the Company or any of its subsidiaries into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, (v) except insofar as may have been disclosed in Company Filed SEC Documents or required by a change in GAAP, any change in accounting methods, principles or practices by the Company affecting its assets, liabilities or business, or (vi) except insofar as may have been disclosed in Company Filed SEC Documents, any tax election by the Company or its subsidiaries or any settlement or compromise of any income tax liability by the Company or its subsidiaries.

                    (h)  Compliance with Applicable Laws;
          Litigation. (i) The Company, its subsidiaries and employees hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the businesses of the Company and its subsidiaries (the "Company Permits"). The Company and its subsidiaries are in compliance with the terms of the Company Permits and all applicable statutes, laws, ordinances, rules and regulations. As of the date of this Agreement, except as disclosed in the Company SEC Documents or set forth in Section 3.3(h) of the Company Disclosure Schedule, no action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to the Company or any of its subsidiaries or any of their respective properties is pending or, to the knowledge (as defined in Section 8.3) of the Company, threatened, other than, in each case, those the outcome of which individually or in the aggregate would not reasonably be expected to impair the ability of the Company to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

                         (ii)  Neither the Company nor any of its
               subsidiaries is subject to any outstanding order, injunction or decree or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any supervisory letter from or has adopted any resolutions at the request of any Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business (each, a "Regulatory Agreement"), nor has the Company or any of its subsidiaries or affiliates (as defined in Section 8.3) (A) been advised since January 1, 1996 by any Governmental Entity that it is considering issuing or requesting any such Regulatory Agreement or (B) have knowledge of any pending or threatened regulatory investigation. After the date of this Agreement, no matters referred to in this Section 3.3(h) shall have arisen.

                    (i) Absence of Changes in Benefit Plans. The Company has provided to Parent a true and complete list of (i) all severance and employment agreements of the Company with directors or executive officers or key employees, (ii) all severance programs, policies and practices of each of the Company and each of its Significant Subsidiaries, and (iii) all plans or arrangements of the Company and each of its Significant Subsidiaries relating to its current or former employees, officers or directors which contain change in control provisions. Since January 1, 1997 there has not been any adoption or amendment in any respect by the Company or any of its subsidiaries of any equity-based Company Benefit Plan. For purposes of this Agreement, "Company Benefit Plan" shall mean collective bargaining agreement, employment agreement, consulting agreement, severance agreement or any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of the Company or any of its wholly owned subsidiaries. Since January 1, 1997, there has not been any change in any actuarial or other assumptions used to calculate funding obligations with respect to any Company pension plans or post-retirement benefit plans, or any change in the manner in which contributions to any Company pension plans or post-retirement benefit plans are made or the basis on which such contributions are determined which, individually or in the aggregate, would result in an increase of the Company's or its subsidiaries' liabilities thereunder.

                    (j)  ERISA Compliance.  (i)  With respect to
          Company Benefit Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company or any of its subsidiaries could be subject to any liability that individually or in the aggregate would have an adverse effect on the Company under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code or any other applicable law.

                         (ii)  Each Company Benefit Plan has been
               administered in accordance with its terms. The Company, its subsidiaries and all the Company Benefit Plans have been operated, and are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements.

                         (iii)  Neither the Company nor any trade
               or business, whether or not incorporated (an "ERISA Affiliate"), which together with the Company would be deemed a "single employer" within the meaning of
               Section 4001(b) of ERISA, has incurred any unsatisfied liability under Title IV of ERISA in connection with any Company Benefit Plan and no condition exists that presents a risk to the Company or any ERISA Affiliate of incurring any such liability (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course). No Company Benefit Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived.

                         (iv)  No Company Benefit Plan is subject
               to Title IV of ERISA. No Company Benefit Plan is a "multiemployer plan" within the meaning of Section
               3(37) of ERISA.

                         (v)  Except as set forth in Section 3.3(j)
               of the Company Disclosure Schedule and except for the Company's Post-Retirement Medical Benefit Plan, no Company Benefit Plan provides medical benefits

               (whether or not insured), with respect to current or former employees after retirement or other termination of service (other than coverage mandated by applicable law or benefits, the full cost of which is borne by the current or former employee).

                         (vi)  Except for the Company's Post-
               Retirement Medical Benefit Plan, each Company Benefit Plan which is a welfare benefit plan as defined in Section 3(1) of ERISA (including any such plan covering former employees of the Company or any subsidiary of the Company) may be amended or terminated by the Company and Parent on or at any time after the Closing Date.

                         (vii)  As of the date of this Agreement,
               neither the Company nor any of its subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any of its subsidiaries and no collective bargaining agreement is being negotiated by the Company or any of its subsidiaries. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against the Company or any of its subsidiaries pending or, to the knowledge of the Company, threatened which may interfere with the respective business activities of the Company or any of its subsidiaries.

                         (viii)  No amounts payable under Company
               Benefit Plans will fail to be deductible for federal income tax purposes by virtue of section 280G of the Code. The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event undertaken by the Company or any of its subsidiaries prior to the date hereof, (A) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer or (C) constitute a "change in control" under any Company Benefit Plan, and the Company and its board of directors have taken all required actions to effect the foregoing.

                    (k) Taxes. (i) Each of the Company and its subsidiaries has filed all tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired.
          The Company and each of its subsidiaries has paid (or the Company has paid on its behalf) all taxes (as defined herein) shown as due on such returns, and the most recent financial statements contained in Company Filed SEC Documents reflect an adequate reserve in accordance with GAAP for all taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

                         (ii)  No deficiencies for any taxes have
               been proposed, asserted or assessed against the Company or any of its subsidiaries that are not adequately reserved for. The federal income tax returns of the Company and each of its subsidiaries consolidated in such returns for tax years through 1986 have closed by virtue of the applicable statute of limitations.

                         (iii)  Neither the Company nor any of its
               subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of
               Section 368(a) of the Code.

                         (iv)  As used in this Agreement, "taxes"
               shall include all (x) federal, state, local or foreign income, property, sales, excise and other taxes or similar governmental charges, including any interest, penalties or additions with respect thereto, (y) liability for the payment of any amounts of the type described in (x) as a result of being a member of an affiliated, consolidated, combined or unitary group, and (z) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (x) or (y).

                    (l) Voting Requirements. The affirmative vote at the Company Stockholders Meeting (the "Company Stockholder Approval") of a (i) majority of the voting power of all outstanding shares of Company Common Stock and Company Series A Convertible Preferred Stock, voting together as a single class, and (ii) two-thirds of the number of outstanding shares of Company Preferred Stock (with all series voting together as a single class) to adopt this Agreement are the only votes of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby, including the Merger.

                    (m)  State Takeover Statutes.  The Board of
          Directors of the Company has approved this Agreement and the Voting Agreement and the transactions contemplated hereby and thereby and, assuming the accuracy of Parent's representation and warranty contained in Section 3.4(n), such approval constitutes approval of the Merger and the Voting Agreement and the other transactions contemplated hereby and thereby by the Company Board of Directors under the provisions of Section 203 of the DGCL such that
          Section 203 of the DGCL does not apply to this Agreement and the Voting Agreement and the transactions contemplated hereby and thereby. To the knowledge of the Company, no other state takeover statute is applicable to the Merger or the Voting Agreement or the other transactions contemplated hereby or thereby.

                    (n)  Accounting Matters.  The Company has
          disclosed to its independent public accountants all actions taken by it or its subsidiaries that would impact the accounting of the business combination to be effected by the Merger as a pooling of interests. As of the date hereof, the Company, based on advice from its independent public accountants, believes that the Merger will qualify for "pooling of interests" accounting. In connection with the foregoing, the Company has received a letter from the Company's independent accountants stating that accounting for the Merger as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations is appropriate if the Merger is closed and consummated as contemplated by this Agreement.

                    (o)  Brokers.  No broker, investment banker,
          financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                    (p) Ownership of Parent Capital Stock. Except for shares owned by Company Benefit Plans or shares held or managed for the account of another person or as to which the Company is required to act as a fiduciary or in a similar capacity or as otherwise disclosed in the Company SEC Documents, as of the date hereof, neither the Company nor, to its knowledge without independent investigation, any of its affiliates, (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) except as set forth in
          Section 3.3(p) of the Company Disclosure Schedule, is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Parent, other, in each case, than the shares of Parent capital stock held, directly or indirectly, in trust accounts, managed accounts or the like or held for the account of another person.

                    (q)  Intellectual Property.  (i) The Company
          and its subsidiaries own or have a valid license to use all trademarks, service marks and trade names (including any registrations or applications for registration of any of the foregoing) (collectively, the "Company Intellectual Property") necessary to carry on its business substantially as currently conducted and the consummation of the Merger and the other transactions contemplated hereby will not result in the loss of any such rights.

                    (ii) The consummation of the Merger and the
               other transactions contemplated hereby will not result in the loss of any rights to use computer and telecommunication software including source and object code and documentation and any other media (including, without limitation, manuals, journals and reference books) necessary to carry on its business substantially as currently conducted.

                    (r) Certain Contracts. Except as set forth in the Company SEC Documents filed prior to the date hereof or as permitted pursuant to Section 4.1(a), neither the Company nor any of its subsidiaries is a party to or bound by (i) any agreement relating to the incurring of indebtedness (including sale and leaseback and capitalized lease transactions and other similar financing transactions) providing for payment or repayment in excess of $1 billion, other than such agreements relating to indebtedness incurred in the ordinary course of business of the Company's subsidiaries to finance their securities and commodity portfolio positions, (ii) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), or (iii) any non-competition agreement or any other agreement or obligation which purports to limit in any respect the manner in which, or the localities in which, all or any substantial portion of the business of the Company and its subsidiaries, taken as a whole, is or would be conducted (the agreements, contracts and obligations specified in clauses (ii) and (iii) above, collectively the "Company Material Contracts").

                    (s)  Rights Agreement.   The Company has taken
          all action (including, if required, amending or terminating the Rights Agreement) so that the entering into of this Agreement and the Voting Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not enable or require the Company Rights to be exercised or distributed.

                    (t)  Environmental Liability.  Except as set
          forth in the Company SEC Documents or the Company Disclosure Schedule, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose on the Company or any of its subsidiaries, or that reasonably could be excepted to result in the imposition on the Company or any of its subsidiaries of, any liability or obligation arising under applicable common law standards relating to pollution or protection of the environment, human health or safety, or under any local, state or federal environmental statute, regulation, ordinance, decree, judgment or order relating to pollution or protection of the environment including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (collectively, the "Environmental Laws"), pending or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries. To the knowledge of the Company, each of the Company and each of its subsidiaries is, and each former subsidiary of the Company was, for so long as such subsidiary was a subsidiary of the Company, in compliance with all Environmental Laws and has or at such time had all permits required under Environmental Laws and there is no reasonable basis for any proceeding, claim, action or governmental investigation under any Environmental Law that would impose any liability or obligation on the Company or its subsidiaries based on any failure to have, obtain or comply with such permits. Except as set forth in the Company SEC Documents or the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is subject to any agreement (including any indemnification agreement), order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligation pursuant to or under any Environmental Law.

                    (u)  Derivative Transactions.  (i)  All
          Derivative Transactions (as defined below) entered into by the Company or any of its subsidiaries were entered into in accordance with applicable rules, regulations and policies of any regulatory authority, and in accordance with the Policies, Practices and Procedures (as defined in Section 3.3(v)), and were entered into with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions.

                             (ii)  For purposes of this Section
               3.3(u), "Derivative Transactions" means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

                    (v)  Investment Securities and Commodities.
          (i) Each of the Company and its subsidiaries has good title to all securities and commodities owned by it (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of the Company or its subsidiaries. Such securities and commodities are valued on the books of the Company in accordance with GAAP.

                             (ii)  The Company and its subsidiaries
               and their respective businesses employ investment, securities, commodities, risk management and other policies, practices and procedures (the "Policies, Practices and Procedures") which the Company believes are prudent and reasonable in the context of such businesses. Prior to the date hereof, the Company has identified to Parent in writing, in the form previously agreed between the parties, those material Policies, Practices and Procedures which are capable of identification as of the date hereof and, as soon as reasonably practicable after the date hereof, the Company and its subsidiaries will have disclosed to Parent or its representatives those material Policies, Practices and Procedures with respect to which Parent or its representatives reasonably request disclosure, including the previously-agreed information, that are not capable of identification as of the date hereof, it being understood by Parent that many of the Policies, Practices and Procedures are not in writing and that such disclosure of such requested non-written Policies, Practices and Procedures will be made orally and reduced to writing. Parent agrees to keep all such disclosure confidential in accordance with the terms of the Confidentiality Agreements (as defined in Section 5.4).

                    (w) Ineligible Persons. Neither the Company, nor, to the knowledge of the Company, any "affiliated person" (as defined in the Investment Company Act) of the Company, is ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve as an investment advisor (or in any other capacity contemplated by the Investment Company Act) to a registered investment company. Neither the Company nor, to the knowledge of the Company, any "person associated with an investment adviser" (as defined in the Investment Advisers Act) of the Company, is ineligible pursuant to Section 203 of the Investment Advisers Act to serve as an investment advisor or as an associated person to a registered investment adviser. To the knowledge of the Company, neither the Company nor any "associated person of a broker or dealer" (as defined in the Exchange Act) of the Company, is ineligible pursuant to Section 15(b) of the Exchange Act to serve as a broker-dealer or as an associated person to a registered broker-dealer.

                    SECTION 3.4 Representations and Warranties of Parent. Subject to Sections 3.1 and 3.2 and except as disclosed in the Parent Filed SEC Documents (as defined in Section 3.4(g)) or as set forth on the Parent Disclosure Schedule and making reference to the particular subsection of this Agreement to which exception is being taken (regardless of whether such subsection refers to the Parent Disclosure Schedule), Parent represents and warrants to the Company as follows:

                    (a)  Organization, Standing and Corporate
          Power. (i) Each of Parent and its subsidiaries (including Sub) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to subsidiaries, for those jurisdictions where the failure to be duly organized, validly existing and in good standing individually or in the aggregate would not have a material adverse effect on Parent. Each of Parent and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on Parent.

                         (ii)  Parent has delivered to the Company
               prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws, as amended to date.

                         (iii) In all material respects, the minute
               books of Parent contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, the Board of Directors and all committees of the Board of Directors of Parent since January 1, 1994.

                    (b)  Subsidiaries.  Exhibit 21 to Parent's
          Annual Report on Form 10-K for the fiscal year ended December 31, 1996 includes all the Significant Subsidiaries of Parent as of the date of this Agreement. Except as set forth in Section 3.4(b) of the Parent Disclosure Schedule, all the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable; are owned directly or indirectly by Parent, free and clear of all Liens; and are free of any other restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests that would prevent the operation by the Surviving Corporation of such Significant Subsidiary's business as currently conducted.

                    (c) Capital Structure. The authorized capital stock of Parent consists of 1,500,000,000 shares of Parent Common Stock and 30,000,000 shares of preferred stock, par value $1.00 per share, of Parent ("Parent Authorized Preferred Stock"), of which 1,200,000 shares have been designated as 8.125% Cumulative Preferred Stock, Series A ("Parent Series A Preferred Stock"), 2,500,000 shares have been designated as 5.50% Convertible Preferred Stock, Series B ("Parent Series B Preferred Stock"), 8,000,000 shares have been designated as $4.53 ESOP Convertible Preferred Stock, Series C ("Parent Series C Preferred Stock"), 7,500,000 shares have been designated as 9.25% Preferred Stock, Series D ("Parent Series D Preferred Stock"), 1,600,000 shares have been designated as 6.365% Cumulative Preferred Stock, Series F ("Parent Series F Preferred Stock"), 800,000 shares have been designated as 6.213% Cumulative Preferred Stock, Series G ("Parent Series G Preferred Stock"), 800,000 shares have been designated as 6.231%

          Cumulative Preferred Stock, Series H ("Parent Series H Preferred Stock"), 5,000 shares have been designated as Cumulative Adjustable Rate Preferred Stock, Series Y ("Parent Series Y Preferred Stock") and 4,444 shares have been designated as $45,000 Cumulative Redeemable Preferred Stock, Series Z ("Parent Series Z Preferred Stock"). At the close of business on August 31, 1997:
          (i) 640,258,150 shares of Parent Common Stock were issued and outstanding; (ii) 111,848,134 shares of Parent Common Stock were held by Parent in its treasury or by subsidiaries of Parent; (iii) no shares of Parent Series A Preferred Stock were issued and outstanding; (iv) no shares of Parent Series B Preferred Stock were issued and outstanding; (v) 2,925,921 shares of Parent Series C Preferred Stock were issued and outstanding; (vi) no shares of Parent Series D Preferred Stock were issued and outstanding; (vii) 1,600,000 shares of Parent Series F Preferred Stock were issued and outstanding (evidenced by 8,000,000 depositary shares, each of which represents a one-fifth interest in a share of Parent Series F Preferred Stock); (viii) 800,000 shares of Parent Series G Preferred Stock were issued and outstanding (evidenced by 4,000,000 depositary shares, each of which represents a one-fifth interest in a share of Parent Series G Preferred Stock); (ix) 800,000 shares of Parent Series H Preferred Stock were issued and outstanding (evidenced by 4,000,000 depositary shares, each of which represents a one-fifth interest in a share of Parent Series H Preferred Stock); (x) 2,262 shares of Parent Series Y Preferred Stock were issued and outstanding; (xi) no shares of Parent Series Z Preferred Stock were issued and outstanding; (xii) 6,959,368 shares of Parent Common Stock were reserved for issuance pursuant to outstanding warrants to purchase shares of Parent Common Stock at an exercise price of $19.50 per share, which warrants are exercisable until July 31, 1998 (collectively with the Parent Series C Preferred Stock, the "Parent Convertible Securities"); (xiii) 4,724,222 shares were reserved for issuance upon conversion of the Parent Series C Preferred Stock; (xiv) shares of Parent Common Stock reserved for issuance pursuant to the stock-based plans identified in
          Section 3.4(c) of the Parent Disclosure Schedule (such plans, collectively, the "Parent Stock Plans"), of which 42,057,074 shares are subject to outstanding employee stock options or other rights to purchase or receive Parent Common Stock granted under the Parent Stock Plans (collectively, "Parent Employee Stock Options"); and (xv) other than as set forth above, no other shares of Parent

          Authorized Preferred Stock have been designated or issued. All outstanding shares of capital stock of Parent are, and all shares thereof which may be issued pursuant to this Agreement or otherwise will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 3.4(c) and except for changes since August 31, 1997 resulting from the issuance of shares of Parent Common Stock pursuant to the Parent Stock Plans, Parent Employee Stock Options or Parent Convertible Securities and other rights referred to in this Section 3.4(c), as of the date hereof, (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of Parent, (B) any securities of Parent or any Parent subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of Parent, (C) any warrants, calls, options or other rights to acquire from Parent or any Parent subsidiary, and any obligation of Parent or any Parent subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of Parent, and (y) there are no outstanding obligations of Parent or any Parent subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. As of the date hereof, except with respect to Travelers Property Casualty Corp., there are no outstanding (A) securities of Parent or any Parent subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities in any Parent subsidiary, (B) warrants, calls, options or other rights to acquire from Parent or any Parent subsidiary, and any obligation of Parent or any Parent subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Parent subsidiary or (C) obligations of Parent or any Parent subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of Parent subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. To Parent's knowledge, except as set forth in Section 3.4(c) of the Parent Disclosure Schedule, neither Parent nor any Parent subsidiary is a party to any agreement restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive or, except as provided by the terms of Parent Stock Plans, Parent Employee Stock Options and Parent Convertible Securities, antidilutive rights with respect to, any securities of the type referred to in the two preceding sentences.

                    (d) Authority; Noncontravention. Parent and Sub each has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of Parent and Sub and the consummation by each of Parent and Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by each of Parent and Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of each of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries (including
          Sub) under, (i) the certificate of incorporation or by-laws of Parent or the comparable organizational documents of any of its Significant Subsidiaries (including Sub),
          (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Parent or any of its subsidiaries (including Sub) or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries (including Sub) or their respective properties or assets, other than, in the case of clauses
          (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on

          Parent or (y) reasonably be expected to impair the ability of Parent to perform its obligations under this Agreement. No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or any of its subsidiaries (including Sub) in connection with the execution and delivery of this Agreement by each of Parent or Sub or the consummation by Parent and Sub of the transactions contemplated by this Agreement, except for (1) the filing of a pre-merger notification and report form by Parent under the HSR Act; (2) the filing with the SEC of (A) the Form S-4 and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (3) the filing of the Certificate of Merger with the Secretary of State of Delaware and such filings with Governmental Entities to satisfy the applicable requirements of the laws of states in which Parent and its subsidiaries are qualified or licensed to do business or state securities or "blue sky" laws; (4) such filings with and approvals of the NYSE and the Pacific Stock Exchange (the "PSE") to permit the shares of Parent Common Stock to be issued in the Merger and under the Company Stock Plans to be listed on the NYSE and the PSE and to permit the depositary shares representing the Parent New Preferred Stock that are to be issued in the Merger to be listed on the NYSE (to the extent the corresponding depositary shares representing Company Preferred Stock were listed on the NYSE immediately prior to the Effective Time); (5) filings in respect of, and approvals and authorizations of, any Governmental Entity having jurisdiction over the securities, commodities, banking, insurance, or other financial services businesses; and (6) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (x) have a material adverse effect on Parent or (y) reasonably be expected to impair the ability of Parent to perform its obligations under this Agreement.

                    (e)  SEC Documents; Undisclosed Liabilities.
          Since January 1, 1995, Parent has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC (the "Parent SEC

          Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents when filed (as amended and restated and as supplemented by subsequently filed Parent SEC Documents) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except (i) as reflected in such financial statements or in the notes thereto or (ii) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, neither Parent nor any of its subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, would have a material adverse effect on Parent.

                    (f)  Information Supplied.  None of the
          information supplied or to be supplied by Parent specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Proxy Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Form S-4 or the Proxy Statement.

                    (g)  Absence of Certain Changes or Events.
          Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, and except as permitted by Section 4.1(b), since January 1, 1997, Parent and its subsidiaries have conducted their business only in the ordinary course or as disclosed in any Parent SEC Document filed since such date and prior to the date hereof (as amended to the date hereof, the "Parent Filed SEC Documents"), and there has not been (i) any material adverse change in Parent, including, but not limited to, any material adverse change arising from or relating to fraudulent or unauthorized activity, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Parent's capital stock, other than regular quarterly cash dividends on the Parent Common Stock and dividends payable on Parent's preferred stock in accordance with their terms, (iii) any split, combination or reclassification of any of Parent's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Parent's capital stock, except for issuances of Parent Common Stock upon exercise of Parent Employee Stock Options, upon conversion of Parent Convertible Securities or in accordance with the terms of the Parent Stock Plans, (iv) except insofar as may have been disclosed in Parent Filed SEC Documents or required by a change in GAAP, any change in accounting methods, principles or practices by Parent affecting its assets, liabilities or business or (v) except insofar as may have been disclosed in the Parent Filed SEC Documents, any tax election by Parent or its subsidiaries or any settlement or compromise of any income tax liability by Parent or its subsidiaries.

                    (h)  Compliance with Applicable Laws;
          Litigation. (i) Parent, its subsidiaries and employees hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the businesses of Parent and its subsidiaries (the "Parent Permits"). Parent and its subsidiaries are in compliance with the terms of the Parent Permits and all applicable statutes, laws, ordinances, rules and regulations. As of the date of this Agreement, except as disclosed in Parent SEC Documents or set forth in Section 3.4(h) of the Parent Disclosure Schedule, no action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to Parent or any of its subsidiaries or any of their respective properties, is pending or, to the knowledge of Parent, threatened, other than, in each case, those the outcome of which individually or in the aggregate would not reasonably be expected to impair the ability of Parent to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

                         (ii)  Neither Parent nor any of its
               subsidiaries is subject to any outstanding order, injunction or decree or is a party to any Regulatory Agreement, nor has Parent or any of its subsidiaries or affiliates (A) been advised since January 1, 1996 by any Governmental Entity that it is considering issuing or requesting any such Regulatory Agreement or (B) have knowledge of any pending or threatened regulatory investigation. After the date of this Agreement, no matters referred to in this Section 3.4(h) shall have arisen.

                    (i)  Absence of Changes in Benefit Plans.
          Except as set forth in Section 3.4(i) of the Parent Disclosure Schedule, since January 1, 1997 there has not been any adoption or amendment in any respect by Parent or any of its subsidiaries of any equity-based Parent Benefit Plan. For purposes of this Agreement, "Parent Benefit Plan" shall mean collective bargaining agreement, employment agreement, consulting agreement, severance agreement or any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of the Parent or any of its wholly owned subsidiaries. Since January 1, 1997, there has not been any change in any actuarial or other assumptions used to calculate funding obligations with respect to any Parent pension plans or post-retirement benefit plans, or any change in the manner in which contributions to any Parent pension plans or post-retirement benefit plans are made or the basis on which such contributions are determined which, individually or in the aggregate, would result in an increase of the Parent's or its subsidiaries' liabilities thereunder.

                    (j)  ERISA Compliance.  (i) With respect to
          Parent Benefit Plans, no event has occurred and, to the knowledge of Parent, there exists no condition or set of circumstances, in connection with which Parent or any of its subsidiaries could be subject to any liability that individually or in the aggregate would have an adverse effect on Parent under ERISA, the Code or any other applicable law.

                         (ii)  Each Parent Benefit Plan has been
               administered in accordance with its terms. Parent, its subsidiaries and all the Parent Benefit Plans have been operated, and are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements.

                         (iii)  Neither Parent nor any trade or
               business, whether or not incorporated (an "ERISA Affiliate"), which together with Parent would be deemed a "single employer" within the meaning of
               Section 4001(b) of ERISA, has incurred any unsatisfied liability under Title IV of ERISA in connection with any Parent Benefit Plan and no condition exists that presents a risk to Parent or any ERISA Affiliate of incurring any such liability (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course). No Parent Benefit Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived.

                         (iv)  Except as set forth in Section
               3.4(j) of the Parent Disclosure Schedule, no Parent Benefit Plan is subject to Title IV of ERISA. No Parent Benefit Plan is a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

                         (v)  Except as set forth in Section 3.4(j)
               of the Parent Disclosure Schedule, no Parent Benefit Plan provides medical benefits (whether or not insured), with respect to current or former employees after retirement or other termination of service (other than coverage mandated by applicable law or benefits, the full cost of which is borne by the current or former employee).

                         (vi)  Each Parent Benefit Plan which is a
               welfare benefit plan as defined in Section 3(1) of ERISA (including any such plan covering former employees of Parent or any subsidiary of the Parent) may be amended or terminated by Parent or any subsidiary of Parent on or at any time after the Closing Date.

                         (vii)  As of the date of this Agreement,
               neither Parent nor any of its subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by Parent or any of its subsidiaries and no collective bargaining agreement is being negotiated by Parent or any of its subsidiaries. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Parent or any of its subsidiaries pending or, to the knowledge of Parent, threatened which may interfere with the respective business activities of Parent or any of its subsidiaries.

                         (viii)  No amounts payable under Parent
               Benefit Plans will fail to be deductible for federal income tax purposes by virtue of section 280G of the Code. The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (A) entitle any current or former employee or officer of Parent or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer or (C) constitute a "change in control" under any Parent Benefit Plan, and Parent and its board of directors have taken all required actions to effect the foregoing.

                    (k)  Taxes.  (i)  Each of Parent and its
          subsidiaries has filed all tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired. Parent and each of its subsidiaries has paid (or Parent has paid on its behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the Parent Filed SEC Documents reflect an adequate reserve in accordance with GAAP for all taxes payable by Parent and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

                         (ii)  No deficiencies for any taxes have
               been proposed, asserted or assessed against Parent or any of its subsidiaries that are not adequately reserved for. The federal income tax returns of Parent and each of its subsidiaries consolidated in such returns for tax years through 1988 have closed by virtue of the applicable statute of limitations, except as set forth on Schedule 3.4(k).

                         (iii)  Neither Parent nor any of its
               subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of
               Section 368(a) of the Code.

                    (l) Accounting Matters. Parent has disclosed to its independent public accountants all actions taken by it or its subsidiaries that would impact the accounting of the business combination to be effected by the Merger as a pooling of interests. Parent, based on advice from its independent public accountants, believes that the Merger will qualify for "pooling of interest" accounting. In connection with the foregoing, Parent has received a letter from Parent's independent accountants stating that accounting for the Merger as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations is appropriate if the Merger is closed and consummated as contemplated by this Agreement.

                    (m)  Brokers.  No broker, investment banker,
          financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

                    (n)  Ownership of Company Capital Stock.
          Except for shares owned by Parent Benefit Plans or shares held or managed for the account of another person or as to which Parent is required to act as a fiduciary or in a similar capacity or as otherwise disclosed in the Parent SEC Documents, as of the date hereof, except for the Voting Agreement, neither Parent nor, to its knowledge without independent investigation, any of its affiliates,
          (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of the Company, other, in each case, than the shares of the Company's capital stock held directly or indirectly, in trust accounts, managed accounts or the like or held for the account of another person.

                    (o)  Voting Requirements.  Assuming the
          accuracy of the Company's representation and warranty contained in Section 3.3(c), no vote of the holders of Parent Common Stock or Parent's preferred stock is necessary to authorize the issuance of Parent Common Stock or Parent New Preferred Stock pursuant to the Merger or otherwise in connection with the transactions contemplated by this Agreement, including the stock exchange listings contemplated by Section 5.11 (except as contemplated by Section 5.6(c)).

                    (p)  Environmental Liability.  Except as set
          forth in the Parent SEC Documents or the Company Disclosure Schedule, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose on Parent or any of its subsidiaries, or that reasonably could be expected to result in the imposition on Parent or any of its subsidiaries of, any liability or obligation arising under applicable Environmental Laws, pending or, to the knowledge of Parent, threatened, against Parent or any of its subsidiaries. To the knowledge of Parent, each of Parent and each of its subsidiaries is, and each former subsidiary of Parent was, for so long as such subsidiary was a subsidiary of Parent, in compliance with all Environmental Laws and has or at such time had all permits required under Environmental Laws and there is no reasonable basis for any proceeding, claim, action or governmental investigation under any Environmental Law that would impose any liability or obligation on Parent or its subsidiaries based on any failure to have, obtain or comply with such permits. Except as set forth in the Parent SEC Documents, the Parent Disclosure Schedule or the reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) filed by Travelers Property Casualty Corp. with the SEC since January 1, 1995, neither Parent nor any of its subsidiaries is subject to any agreement (including any indemnification agreement), order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligation pursuant to or under any Environmental Law.

                                  ARTICLE IV

                  COVENANTS RELATING TO CONDUCT OF BUSINESS

                    SECTION 4.1 Conduct of Business. (a) Conduct of Business by the Company. Except as set forth in
          Section 4.1(a) of the Company Disclosure Schedule, as otherwise expressly contemplated by this Agreement or as consented to by Parent in writing, such consent not to be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, use all reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, senior officers of Parent and the Company shall meet on a regular basis to review the financial and operational affairs of the Company and its subsidiaries. Such review shall be conducted in accordance with applicable law and shall not cover current or future pricing of specific products, marketing or strategic plans, specific breakdowns of sales by customers, or plans to introduce new competitive products. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its subsidiaries to:

                         (i)  other than dividends and
               distributions by a direct or indirect wholly owned subsidiary of the Company to its parent, or by a subsidiary that is partially owned by the Company or any of its subsidiaries, provided that the Company or any such subsidiary receives or is to receive its proportionate share thereof, (x) declare, set aside or pay any dividends on, make any other distributions in respect of, or enter into any agreement with respect to the voting of, any of its capital stock (except (A) for regular quarterly cash dividends on Company Common Stock at a rate not in excess of $.16 per share (which amount per share may be increased in accordance with Section 4.1(d)) and
               (B) for regular quarterly cash dividends on Company Preferred Stock in accordance with their present terms), (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for issuances of Company Common Stock upon conversion of Company Convertible Securities or upon the exercise of Company Employee Stock Options that are, in each case, outstanding as of the date hereof in accordance with their present terms, or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities other than pursuant to the terms of the Company Series A Convertible Preferred Stock;

                         (ii)  issue, deliver, sell, pledge or
               otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than (w) the issuance of Company Common Stock upon conversion of Company Convertible Securities in accordance with their present terms at the option of the holders thereof, (x) the issuance of Company Common Stock upon the exercise of Company Employee Stock Options that are, in each case, outstanding as of the date hereof in accordance with their present terms, (y) the issuance of Company Common Stock pursuant to the Company's Employee Stock Purchase Plan, in accordance with the present terms of such plan) and (z) pursuant to the Rights Agreement;

                         (iii) amend its certificate of
               incorporation, by-laws or other comparable organizational documents;

                         (iv)  acquire or agree to acquire by
               merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any person;

                         (v)  sell, lease, license, mortgage or
               otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets that is material in relation to the Company and its subsidiaries, taken as a whole (including securitizations), other than in the ordinary course of business;

                        (vi)  except for borrowings under existing
               credit facilities or lines of credit, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for the obligations of any person, or make any loans, advances or capital contributions to, or investments in, any person other than its wholly owned subsidiaries, except in the ordinary course of business consistent with past practice or except as attributable to the execution of this Agreement and the transactions contemplated hereby;

                        (vii) change its methods of accounting (or
               underlying assumptions) in effect at December 31, 1996, except as required by changes in GAAP, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns of the Company for the taxable years ending December 31, 1996, except as required by changes in law or regulation;

                        (viii)  change the investment and risk
               management and other policies of the Company and the other Policies, Practices and Procedures without Parent's prior written consent;

                        (ix)  with respect to the business
               conducted by Phibro Inc. and its subsidiaries, (A) manage its net risk position other than in a manner consistent with that employed during the last six months, which the Company represents to be a net risk position substantially below the Company's current nominal risk limits or (B) permit its targeted annualized value at risk, computed in accordance with the Company's prior practices, to exceed the number specified in Section 4.1(a)(ix) of the Company Disclosure Schedule;

                            (x)  create, renew, amend, terminate or
               cancel, or take any other action that may result in the creation, renewal, amendment, termination or cancellation of any Company Material Contract except in the ordinary course of business;

                        (xi)  except (A) pursuant to agreements or
               arrangements in effect on the date hereof, (B) for dividends paid in accordance with Section 4.1(a) and
               (C) in accordance with Section 4.1(c), pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any affiliate or the immediate family members or associates of any of its officers or directors other than compensation in the ordinary course of business consistent with past practice; or

                        (xii)  authorize, or commit or agree to
               take, any of the foregoing actions;

          provided that the limitations set forth in this Section 4.1(a) (other than clause (iii)) shall not apply to any transaction between the Company and any wholly owned subsidiary or between any wholly owned subsidiaries of the Company.

                    (b) Conduct of Business by Parent. Except as set forth in Section 4.1(b) of the Parent Disclosure Schedule, as otherwise expressly contemplated by this Agreement or as consented to by the Company in writing, such consent not to be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, Parent shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, use reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, Parent shall not, and shall not permit any of its subsidiaries to:

                        (i)  other than pursuant to Adjustment
               Events and other than dividends and distributions by a direct or indirect wholly owned subsidiary of Parent to its parent, or by a subsidiary that is partially owned by Parent or any of its subsidiaries, provided that Parent or any such subsidiary receives or is to receive its proportionate share thereof, declare, set aside or pay any dividends on or make any other distributions in respect of any of its capital stock (except (A) for regular quarterly cash dividends (which may be increased by Parent) on the Parent Common Stock and
               (B) for regular quarterly cash dividends on the Parent Authorized Preferred Stock); provided, however, that this Section 4.1(b)(i) shall not apply to Travelers Property Casualty Corp. and its wholly owned subsidiaries;

                        (ii)  except as contemplated hereby, amend
               its certificate of incorporation (other than in connection with the issuance of a new class or series of Parent Authorized Preferred Stock); provided, however, that this Section 4.1(b)(ii) shall not apply to Parent's subsidiaries other than Sub;

                        (iii) enter into any agreement to acquire
               all or substantially all of the capital stock or assets of any other person or business unless upon advice of counsel such transaction would not reasonably be expected to materially delay or impede the consummation of the Merger;

                        (iv) authorize, or commit or agree to take,
               any of the foregoing actions;

          provided that the limitations set forth in this Section
          4.1(b) shall not apply to any transaction between Parent and any wholly owned subsidiary or between any wholly owned subsidiaries of Parent.

                    (c) Compensation Matters. (i) Notwithstanding anything in this Agreement to the contrary, until the Effective Time, the senior officers of the Company referred to below, after consultation with Parent, shall recommend to the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") incentive compensation for employees of the Company and its subsidiaries for the 1997 compensation year. Such Committee shall, after considering such recommendation and any other input separately provided by Parent, determine such incentive compensation for such employees (provided that it makes its determination in a manner that is consistent with past practice). Such aggregate incentive compensation, together with aggregate 1997 base compensation, shall not exceed the aggregate incentive compensation accruals (including the accruals for the quarter ended September 30, 1997, and an accrual for 1997 set forth in Section 4.1(c) of the Company Disclosure Schedule based upon the representations set forth therein), plus accruals in respect of 1997 base compensation. The Compensation Committee may make such determinations at an earlier time in the calendar year (after the date hereof) than is the usual practice of the Company. Incentive compensation for the 1997 compensation year shall be paid not earlier than December 29, 1997. For purposes of the foregoing, recommendations to the Compensation Committee regarding incentive compensation for the 1997 compensation year shall be made
          (i) by the individual who is the Chairman and Chief Executive Officer of Salomon Brothers Inc and an Executive Vice President of the Company, in the case of employees of subsidiaries of the Company (other than Phibro Inc., Phibro Resources Corp., Philipp Brothers, Inc., Phibro Energy Production, Inc. and their subsidiaries (collectively, "Phibro")) who are not also officers of the Company, (ii) by the Chairman and Chief Executive Officer of the Company, in the case of employees of Phibro and officers of the Company (other than such Chief Executive Officer) who are not employees of subsidiaries of the Company and (iii) jointly by the executive officers referred to in clauses (i) and (ii), in the case of officers of the Company (other than its Chief Executive Officer) who are also employees of subsidiaries of the Company (other than Phibro). Notwithstanding the foregoing, the 1997 incentive compensation of the Chief Executive Officer of the Company shall be determined by the Compensation Committee in its sole discretion, subject to the limit on aggregate compensation for the 1997 compensation year referred to above. Parent and the Surviving Corporation shall implement all incentive compensation decisions made in accordance with the terms of this Section 4.1(c) following the Effective Time if such decisions were not implemented prior to the Effective Time. Until the Effective Time, the Company shall not, without the prior written consent of Parent, amend any of the Company's or its subsidiaries' employee plans or take action under such plans inconsistent with the Company's or its subsidiaries' ordinary course of conduct prior to the date hereof. Until the Effective Time, the Company and its subsidiaries shall not approve any severance or similar payments outside the ordinary course of conduct consistent with prior practice, including, without limitation, for employees whose employment is expected to terminate, or who have indicated an interest in terminating their employment, as a result of the Merger.

                    (d) Coordination of Dividends. The Company shall change its customary quarterly dividend record dates for the Company Common Stock to occur on the customary quarterly dividend record dates for the Parent Common Stock commencing with the dividend record date expected to be November 3, 1997. The first dividend to be paid by the Company on the Company Common Stock following such record date change shall be an amount equal to (x) the product of (i) the amount of the quarterly dividend on the Parent Common
          Stock (as it may have been increased) and (ii) the Exchange Ratio, multiplied by (y) a fraction, the numerator is the number of days elapsed since the Company's last dividend record date on the Company Common Stock and the denominator is 90. Notwithstanding anything in Section 4.1(a)(i) to the contrary, in the event that Parent increases the dividend rate on the Parent Common Stock (assuming that no Adjustment Event has occurred) and any such dividend has a record date prior to the Effective
          Time, the Company shall be entitled to increase the quarterly dividend on the Company Common Stock (subject, if applicable, to pro ration as described in the immediately preceding sentence) to an amount equal to the product of (i) the amount of the quarterly dividend on the Parent Common Stock (as so increased) and (ii) the Exchange Ratio. Parent will notify the Company promptly following approval by the Parent Board of Directors of any increase in Parent's dividend rate. It is the intent of the parties that all actions taken pursuant to this Agreement shall be consistent with their intention that the Merger will be accounted for as a pooling of interests.
          In furtherance of the foregoing, the parties agree to cooperate with each other regarding these matters in an attempt to carry out such intention to the fullest extent.

                    (e) Other Actions. Except as required by law, the Company and Parent shall not, and shall not permit any of their respective subsidiaries to, voluntarily take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality (including as a result of the provisions of Section 3.2) becoming untrue at the Effective Time, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect at the Effective Time, or (iii) any of the conditions to the Merger set forth in Article VI not being satisfied.

                    (f) Advice of Changes. The Company and Parent shall promptly advise the other party orally and in writing to the extent it has knowledge of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality (including as a result of the provisions of Section 3.2) becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect,
          (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and (iii) any change or event having, or which, insofar as can reasonably be foreseen, could reasonably be expected to have a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article VI to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

                    SECTION 4.2  No Solicitation by the Company.
          (a) The Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes a Company Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any Company Takeover Proposal; provided, however, that if the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the Company's stockholders under applicable law, the Company may, in response to any

          Company Takeover Proposal which was not solicited by it and which did not otherwise result from a breach of this
          Section 4.2(a), and subject to providing prior written notice of its decision to take such action to Parent and compliance with Section 4.2(c), (x) furnish information with respect to the Company and its subsidiaries to any person making a Company Takeover Proposal pursuant to a customary confidentiality agreement (as determined by the Company based on the advice of its outside counsel) and
          (y) participate in discussions or negotiations regarding such Company Takeover Proposal. For purposes of this Agreement, "Company Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 30% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole, or 30% or more of any class of equity securities of the Company, any tender offer or exchange offer that if consummated would result in any person beneficially owning 30% or more of any class of any equity securities of the Company, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any Company subsidiary whose business constitutes 30% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole), other than the transactions contemplated by this Agreement.

                    (b)  Except as expressly permitted by this
          Section 4.2, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Company Takeover Proposal, or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Company Acquisition Agreement") related to any Company Takeover Proposal. Notwithstanding the foregoing, the Board of Directors of the Company, to the extent that it determines in good faith, after consultation with outside counsel, that in light of a Company Superior Proposal it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the Company's stockholders under applicable law, may terminate this

          Agreement solely in order to concurrently enter into a Company Acquisition Agreement with respect to any Company Superior Proposal, but only at a time that is after the second business day following Parent's receipt of written notice advising Parent that the Board of Directors of the Company is prepared to accept a Company Superior Proposal, specifying the material terms and conditions of such Company Superior Proposal and identifying the person making such Company Superior Proposal, all of which information will be kept confidential by Parent in accordance with the terms of the Confidentiality Agreements. For purposes of this Agreement, a "Company Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of the Company's capital stock then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Board of Directors of the Company determines in its good faith judgment to be more favorable to the Company's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of the Company, is reasonably capable of being obtained by such third party.

                    (c)  In addition to the obligations of the
          Company set forth in paragraphs (a) and (b) of this
          Section 4.2, the Company shall immediately advise Parent orally and in writing of any request for information or of any Company Takeover Proposal, the material terms and conditions of such request or Company Takeover Proposal and the identity of the person making such request or Company Takeover Proposal. The Company will keep Parent reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Company Takeover Proposal.

                    (d)  Nothing contained in this Section 4.2
          shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that, neither the Company nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a Company Takeover Proposal.

                                  ARTICLE V

                            ADDITIONAL AGREEMENTS

                    SECTION 5.1  Preparation of the Form S-4 and
          the Proxy Statement; Stockholders Meetings. (a) As soon as practicable following the date of this Agreement, the Company and Parent shall prepare and file with the SEC the Proxy Statement and Parent shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use all best efforts to cause the Proxy Statement to be mailed to the holders of Company Common Stock and Company Preferred Stock as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of the Parent Common Stock and the Parent New Preferred Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Form S-4 or the Proxy Statement will be made by Parent or the Company without providing the other with the opportunity to review and comment thereon. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock and the Parent New Preferred Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to any of the Form S-4 or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company and Parent.

                    (b)  The Company shall, as promptly as
          practicable after the Form S-4 is declared effective under the Securities Act, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") in accordance with the DGCL for the purpose of obtaining the Company Stockholder Approval and, subject to its rights to terminate this Agreement pursuant to Section 4.2(b), shall, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby. Without limiting the generality of the foregoing but subject to its rights to terminate this Agreement pursuant to
          Section 4.2(b), the Company agrees that its obligations pursuant to the first sentence of this Section 5.1(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Takeover Proposal.

                    SECTION 5.2  Letters of the Company's
          Accountants. (a) The Company shall use best efforts to cause to be delivered to Parent two letters from the Company's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

                    (b)  The Company shall use best efforts to
          cause to be delivered to Parent and Parent's independent accountants two letters from the Company's independent accountants addressed to Parent and the Company, one dated as of the date the Form S-4 is declared effective and one dated as of the Closing Date, in each case stating that accounting for the Merger as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations is appropriate if the Merger is closed and consummated as contemplated by this Agreement.

                    SECTION 5.3  Letters of Parent's Accountants.
          (a) Parent shall use best efforts to cause to be delivered to the Company two letters from Parent's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

                    (b) Parent shall use best efforts to cause to be delivered to the Company and the Company's independent accountants two letters from Parent's independent accountants addressed to the Company and Parent, one dated as of the date the Form S-4 is declared effective and one dated as of the Closing Date, in each case stating that accounting for the Merger as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations is appropriate if the Merger is closed and consummated as contemplated by this Agreement.

                    SECTION 5.4  Access to Information;
          Confidentiality. Subject to the two Confidentiality Agreements, each dated September 9, 1997, between Parent and the Company (the "Confidentiality Agreements"), and subject to the restrictions contained in confidentiality agreements to which such party is subject (which such party will use its best efforts to have waived) and applicable law, each of the Company and Parent shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the Company and Parent shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. In addition, the Company will deliver, or cause to be delivered, to Parent the internal or external reports reasonably required by Parent promptly after such reports are made available to the Company's personnel. No review pursuant to this Section 5.4 shall affect any representation or warranty given by the other party hereto. Each of the Company and Parent will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreements.

                    SECTION 5.5 Best Efforts. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including
          (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Nothing set forth in this Section 5.5(a) will limit or affect actions permitted to be taken pursuant to Section 4.2.

                    (b)  In connection with and without limiting
          the foregoing, the Company and Parent shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or the Voting Agreement or the Merger or any of the other transactions contemplated hereby or thereby and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement or the Voting Agreement or the Merger or any other transaction contemplated hereby or thereby, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement and the Voting Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement or the Voting Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement or the Voting Agreement.

                    (c)  Each of the Company and Parent shall
          cooperate with each other in obtaining opinions of Cravath, Swaine & Moore, counsel to the Company, and Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Parent, dated as of the Effective Time, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. In connection therewith, each of Parent, Sub and the Company shall deliver to Cravath, Swaine & Moore and Skadden, Arps, Slate, Meagher & Flom LLP customary representation letters in form and substance reasonably satisfactory to such counsel and the Company shall use its best efforts to obtain any representation letters from appropriate stockholders and shall deliver any such letters obtained to Cravath, Swaine & Moore and Skadden, Arps, Slate,

          Meagher & Flom LLP (the representation letters referred to in this sentence are collectively referred to as the "Tax Certificates").

                    (d) Each of Parent and Sub shall use its best efforts to assist the Company in the preparation and filing, on the earliest practicable date after the date of this Agreement, of a Current Report on Form 8-K for the Company containing the information required by Item 512(a)(1)(ii) of Regulation S-K of the SEC, including the historical financial statements of Parent and Sub required by Rule 3-05 of Regulation S-X of the SEC and the pro forma financial information with respect to the business combination contemplated by this Agreement required by Article 11 of Regulation S-X of the SEC, and each of Parent and Sub shall take all other action necessary to allow the Company to issue and sell securities, subject to Section 4.1(a) hereof, on a continuous or delayed basis in one or more public offerings registered under the Securities Act.

                    (e) The Company shall use its best efforts to assist Parent and certain of its subsidiaries that are subject to the reporting requirements of the Exchange Act (the "Reporting Subs") in the preparation and filing, on the earliest practicable date after the date of this Agreement, of Current Reports on Form 8-K for each of Parent and the Reporting Subs containing the information required by Item 512(a)(1)(ii) of Regulation S-K of the SEC, including the historical financial statements of the Company required by Rule 3-05 of Regulation S-X of the SEC and the pro forma financial information with respect to the business combination contemplated by this Agreement required by Article 11 of Regulation S-X of the SEC, and the Company shall take all other action necessary to allow Parent and the Reporting Subs to issue and sell securities on a continuous or delayed basis in one or more public offerings registered under the Securities Act.

                    SECTION 5.6 Employee Stock Options, Incentive and Benefit Plans. (a) As of the Effective Time, (i) each outstanding Company Employee Stock Option shall be converted into an option (an "Adjusted Option") to purchase the number of shares of Parent Common Stock equal to the number of shares of Company Common Stock subject to such Company Employee Stock Option immediately prior to the Effective Time multiplied by the Exchange

          Ratio, at an exercise price per share equal to the exercise price for each such share of Company Common Stock subject to such option divided by the Exchange Ratio, and all references in each such option to the Company shall be deemed to refer to Parent, where appropriate, and (ii) Parent shall assume the obligations of the Company under the Company Stock Plans. The other terms of each such option, and the plans under which they were issued, shall continue to apply in accordance with their terms.

                    (b)  As of the Effective Time, (i) each
          outstanding award (including restricted stock, deferred stock, phantom stock, stock equivalents and stock units) (each a "Company Award") under any Company Stock Plan shall be converted into the same instrument of Parent, in each case with such adjustments (and no other adjustments) to the terms of such Company Awards as are necessary to preserve the value inherent in such Company Awards with no detrimental effects on the holder thereof and (ii) Parent shall assume the obligations of the Company under the Company Awards. The other terms of each Company Award, and the plans or agreements under which they were issued, shall continue to apply in accordance with their terms.

                    (c) The Company and Parent agree that each of the Company Stock Plans and Parent Stock Plans shall be amended, to the extent necessary, to reflect the transactions contemplated by this Agreement, including, but not limited to the conversion of shares of Company Common Stock held or to be awarded or paid pursuant to such benefit plans, programs or arrangements into shares of Parent Common Stock on a basis consistent with the transactions contemplated by this Agreement. The Company and Parent agree to submit the amendments to the Parent Stock Plans or the Company Stock Plans to their respective stockholders, if such submission is determined to be necessary by counsel to the Company or Parent after consultation with one another; provided, however, that such approval shall not be a condition to the consummation of the Merger.

                    (d) Parent shall (i) reserve for issuance the number of shares of Parent Common Stock that will become subject to the benefit plans, programs and arrangements referred to in this Section 5.6 and (ii) issue or cause to be issued the appropriate number of shares of Parent

          Common Stock pursuant to applicable plans, programs and arrangements, upon the exercise or maturation of rights existing thereunder on the Effective Time or thereafter granted or awarded. No later than the Effective Time, Parent shall prepare and file with the SEC a registration statement on Form S-8 (or other appropriate form) registering a number of shares of Parent Common Stock necessary to fulfill Parent's obligations under this
          Section 5.6. Such registration statement shall be kept effective (and the current status of the prospectus required thereby shall be maintained) for at least as long as Adjusted Options or Company Awards remain outstanding.

                    (e) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Company Employee Stock Options and Company Awards appropriate notices setting forth such holders' rights pursuant to the respective Company Stock Plans and the agreements evidencing the grants of such Company Employee Stock Options and Company Awards and that such Company Employee Stock Options and Company Awards and the related agreements shall be assumed by Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section after giving effect to the Merger).

                    (f) To the extent that any compensation paid to a current or former employee of the Company or any of its subsidiaries would, if paid, fail to be deductible by the Company, Parent or any of their respective subsidiaries under Section 162(m) of the Code, such payment shall, consistent with the Company's existing policy regarding the deferral of compensation in order to preserve the tax deductibility thereof (as described in the Company's Proxy Statement for the Company's 1997 Annual Meeting of Stockholders), be made in the first taxable year in which it will be deductible by the Company, Parent or their subsidiaries.

                    SECTION 5.7 Indemnification, Exculpation and Insurance. (a) Parent and Sub agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification agreements or arrangements of the Company shall survive the Merger and shall continue in full force and effect in accordance with their terms. The Surviving Corporation shall pay any expenses of any indemnified person under this Section
          5.7 in advance of the final disposition of any action, proceeding or claim relating to any such act or omission to the fullest extent permitted under the DGCL upon receipt from the applicable indemnified person to whom advances are to be advanced of any undertaking to repay such advances required under the DGCL. The Surviving Corporation shall cooperate in the defense of any such matter. In addition, from and after the Effective Time, directors or officers of the Company who become directors or officers of Parent will be entitled to the same indemnity rights and protections as are afforded to other directors and officers of Parent.

                    (b) In the event that either of the Surviving Corporation or Parent or any of its successors or assigns
          (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of Parent or the Surviving Corporation, as applicable, will assume the obligations thereof set forth in this
          Section 5.7.

                    (c) The provisions of this Section 5.7 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

                    (d)  For six years after the Effective Time,
          Parent or the Surviving Corporation shall maintain in effect the Company's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable to the Company's directors and officers currently covered by such insurance than those of such policy in effect on the date hereof; provided that Parent may substitute therefor policies of Parent or its subsidiaries containing terms with respect to coverage and amount no less favorable to such directors or officers; provided, further, that in no event shall Parent or the Surviving Corporation be required to pay aggregate premiums for insurance under this Section 5.7(d) in excess of 200% of the aggregate premiums paid by the Company in 1997 on an annualized basis for such purpose.

                    (e)  Parent shall cause the Surviving
          Corporation or any successor thereto to comply with its obligations under this Section 5.7.

                    SECTION 5.8 Fees and Expenses. (a) Except as provided in this Section 5.8, all fees and expenses incurred in connection with the Merger, this Agreement, and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

                    (b)(i)  In the event that this Agreement is
          terminated by the Company pursuant to Section 7.1(e) or, after the date hereof but prior to any termination of this Agreement, the Company or its Board of Directors shall have taken any action to make the Rights Agreement inapplicable (through termination or otherwise) to any person other than Parent, Sub or another wholly owned subsidiary of Parent, then, concurrently with any such termination, the Company shall pay Parent a fee equal to $300 million by wire transfer of same day funds.

                    (ii) In the event that (A) a Pre-Termination Takeover Proposal Event (as defined below) shall occur and thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 7.1(b)(i) and
          (B) prior to the date that is 18 months after the date of such termination the Company enters into a Company Acquisition Agreement, then the Company shall (1) promptly, but in no event later than two business days after the date such Company Acquisition Agreement is entered into, pay Parent a fee equal to $100 million by wire transfer of same day funds, and (2) promptly, but in no event later than two business days after the date the transactions set forth in such Company Acquisition

          Agreement are consummated, pay Parent an additional fee equal to $200 million by wire transfer of same day funds.

                    (iii) In the event that (A) a Pre-Termination Takeover Proposal Event shall occur and thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 7.1(b)(ii) and (B) prior to the date that is 18 months after the date of such termination the Company enters into a Company Acquisition Agreement, then the Company shall (1) promptly, but in no event later than two business days after the date such Company Acquisition Agreement is entered into, pay Parent a fee equal to $100 million by wire transfer of same day funds, and (2) promptly, but in no event later than two business days after the date the transactions set forth in such Company Acquisition Agreement are consummated, pay Parent an additional fee equal to $200 million by wire transfer of same day funds.

                    (iv)  For purposes of this Section 5.8(b), a
          "Pre-Termination Takeover Proposal Event" shall be deemed to occur if a Company Takeover Proposal shall have been made known to the Company or any of its subsidiaries or has been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a Company Takeover Proposal. The Company acknowledges that the agreements contained in this Section 5.8(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amount due pursuant to this Section 5.8(b), and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the fee set forth in this Section 5.8(b), the Company shall pay to Parent its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the rate on six-month U.S. Treasury obligations plus 300 basis points in effect on the date such payment was required to be made.

                    SECTION 5.9 Public Announcements. Parent and the Company will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with and use reasonable efforts to agree on, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law or court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

                    SECTION 5.10  Affiliates.  (a) Concurrently
          with the execution of this Agreement (or with respect to relevant persons who are not available on the date hereof, as soon as practicable after the date hereof), the Company shall deliver to Parent a written agreement substantially in the form attached as Exhibit A hereto of all of the persons who are "affiliates" of the Company (other than Berkshire Hathaway Inc. or any person in which it directly or indirectly holds securities) for purposes of Rule 145 under the Securities Act or for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, all of whom are, as of the date of this Agreement, identified in Section 5.10 of the Company Disclosure Schedule. Section 5.10 of the Company Disclosure Schedule shall be updated by the Company as necessary to reflect changes from the date hereof and the Company shall use best efforts to cause each person added to such schedule after the date hereof to deliver a similar agreement. Parent shall cause all persons who are affiliates of Parent for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations to comply with the fourth paragraph of Exhibit A hereto.

                    (b) Parent shall publish no later than 30 days after, and shall use its best efforts to publish on the earliest possible date after, the end of the first month after the Effective Time in which there are at least 30 days of post-Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135 (the time such results are published, the

          "Permitted Sales Time"). This Section 5.10(b) is intended to be for the benefit of affiliates of the Company. Notwithstanding anything in this Section 5.10(b) to the contrary, if the Closing occurs after November 30, 1997, Parent's obligations under this
          Section 5.10(b) shall only require Parent to publish such financial information no later than 30 days after the end of the first fiscal quarter ending after the Closing in which there was at least 30 days of post-Merger combined operations.

                    (c) Following the consummation of the Merger, Parent shall file a registration statement under the Securities Act with respect to any shares of Parent Common Stock or Parent New Preferred Stock received in the Merger by those "affiliates" of the Company (for purposes of Rule 145 under the Securities Act) that would be limited in their ability to resell such shares due to the volume limitations of paragraph (e) of Rule 144 under the Securities Act, allowing for sales of such shares on a delayed or continuous basis, and Parent shall use its best efforts to cause such registration statement to become effective prior to the Permitted Sales Time.

                    SECTION 5.11 Stock Exchange Listing. Parent shall use best efforts to cause (a) the Parent Common Stock issuable (i) under Article II, (ii) upon exercise of the former Company Employee Stock Options pursuant to
          Section 5.6 and (iii) upon the conversion of Company Convertible Securities to be approved for issuance on the NYSE and (b) the depositary shares representing shares of Parent New Preferred Stock (to the extent that the corresponding depositary shares representing shares of Company Preferred Stock were listed on the NYSE immediately prior to the Effective Time) to be approved for listing on the NYSE, in each case subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Closing Date.

                    SECTION 5.12 Stockholder Litigation. Each of the Company and Parent shall give the other the reasonable opportunity to participate in the defense of any stockholder litigation against the Company or Parent, as applicable, and its directors relating to the transactions contemplated by this Agreement.

                    SECTION 5.13  Tax Treatment.  Each of Parent
          and the Company shall use best efforts to cause the

          Merger to qualify as a reorganization under the provisions of Section 368 of the Code and to obtain the opinions of counsel referred to in Sections 6.2(c) and 6.3(c).

                    SECTION 5.14  Pooling of Interests.  Each of
          the Company and Parent shall use best efforts to cause the transactions contemplated by this Agreement, including the Merger, to be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and such accounting treatment to be accepted by the SEC, and each of the Company and Parent agrees that it shall take no action that would cause such accounting treatment not to be obtained.

                    SECTION 5.15  Standstill Agreements;
          Confidentiality Agreements. During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its respective subsidiaries is a party. During such period, the Company shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

                    SECTION 5.16 Conveyance Taxes. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees or any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time. Parent shall pay, and the Company shall pay, without deduction or withholding from any amount payable to the holders of Company Common Stock, any such taxes or fees imposed by any Governmental Entity, which become payable in connection with the transactions contemplated by this Agreement, on behalf of their respective stockholders.

                    SECTION 5.17  Company Convertible Notes;
          Company Series F Preferred Stock. (a) From and after the date hereof and prior to the Effective Time, each of Parent or the Company, as applicable, shall take such actions (including entering into supplemental indentures) with respect to the Company's Amended and Restated 5.5% Restricted Convertible Subordinated Note Due 1997 and the Company's Amended and Restated 1.25% Restricted Convertible Subordinated Note Due 2000, which provide that such notes shall be convertible at the option of the holders in accordance with the terms thereof into shares of Parent Common Stock and not Company Common Stock from and after the Effective Time.

                    (b)  Parent shall cause the Surviving
          Corporation to elect, pursuant to the terms of the purchase contracts providing for purchase of the Company Series F Preferred Stock, that the preferred stock delivered thereunder shall be Parent's preferred stock having terms that are substantially identical to the Company Series F Preferred Stock, provided that (A) as a result of the Merger the issuer thereof shall be Parent rather than the Company and (B) each share of such Parent preferred stock shall be entitled to three votes per share, voting together as a class with the Parent Common Stock (and any other shares of capital stock of Parent at the time entitled to vote), on all matters submitted to a vote of stockholders of Parent, and shall be entitled to one vote per share on all matters on which the Company Series F Preferred Stock would have been entitled to vote, voting together as a class with any other shares of preferred stock of Parent at the time entitled to vote.

                    SECTION 5.18  Compliance with 1940 Act Section
          15. (a) Parent and the Company acknowledge that each of Parent and the Company has entered into this Agreement in reliance upon the benefits and protections provided by
          Section 15(f) of the Investment Company Act. Each of Parent and the Company shall not take, and each of them shall cause its affiliates not to take, any action not contemplated by this Agreement that would have the effect, directly or indirectly, of causing the requirements of any of the provisions of Section 15(f) of the Investment Company Act not to be met in respect of this Agreement and the transactions contemplated hereby, and each of them shall not fail to take, and each of them shall cause its subsidiaries not to fail to take, and, after the Closing Date, Parent shall cause the Surviving Corporation not to fail to take, any action, if the failure to take such action would have the effect, directly or indirectly, of causing the requirements of any of the provisions of Section 15(f) of the Investment Company Act not to be met in respect of this Agreement and the transactions contemplated hereby. In that regard, Parent shall conduct its business and shall, subject to applicable fiduciary duties, use its reasonable best efforts to cause each of its affiliates to conduct its business so as to assure that, insofar as within the control of Parent and the Company or their respective affiliates:

                        (i)  for a period of three years after the
               Closing Date, at least 75% of the members of the Board of Directors or trustees of each Company Fund registered under the Investment Company Act, and that continues after the Closing Date its existing or a replacement investment advisory contract with any of Parent and the Company or any affiliate of Parent and the Company, are not (A) "interested persons" of the investment manager of such Company Fund after the Closing Date, or (B) "interested persons" of the present investment manager of such Company Fund;

                        (ii)  for a period of two years after the
               Closing Date, there shall not be imposed on any of the Company Funds that is registered under the Investment Company Act an "unfair burden" as a result of the transactions contemplated by this Agreement, or any terms, conditions or understandings applicable thereto.

                    (b) Certain Terms. The terms in quotations in this Section 5.18 shall have the meanings set forth in
          Section 15(f) or Section 2(a)(19) of the Investment
          Company Act.

                    SECTION 5.19 Certain Contracts. Parent shall, and shall cause the Surviving Corporation to, expressly assume the obligations of the Company or any subsidiary thereof under contracts, indentures, guarantees, securities, leases and other instruments thereof in accordance with their respective terms, as and to the extent necessary to avoid any breach, penalty, termination, default, payment or prepayment that would otherwise result from the execution of this Agreement or the consummation of the transactions contemplated hereby.

                    SECTION 5.20 Investment Advisory Agreements.
          Each of the Company, its subsidiaries and its affiliates shall as promptly as practicable after the date hereof, use their best efforts, including giving all required notices, to facilitate, in accordance with Section 15 of the Investment Company Act, (i) the due consideration and due approval by the board of directors or trustees of each Company Fund (as defined below) of a new investment advisory agreement or a new underwriting, distribution or dealer contract and (ii) to the extent such board of directors or trustees approvals are obtained, the consideration and due approval by such Company Fund's securityholders of new investment advisory agreement upon terms no less favorable to Parent than the terms of the existing investment advisory agreements with such Funds. For purposes of this Agreement, "Company Fund" means any investment company registered under the Investment Company Act as to which the Company, its subsidiaries or its affiliates act as investment advisor or principal underwriter.

                                  ARTICLE VI

                             CONDITIONS PRECEDENT

                    SECTION 6.1  Conditions to Each Party's
          Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver by each of Parent and the Company on or prior to the Closing Date of the following conditions:

                    (a)  Stockholder Approval.  The Company
          Stockholder Approval shall have been obtained.

                    (b)  HSR Act.  The waiting period (and any
          extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

                    (c)  Governmental and Regulatory Approvals.
          Other than the filing provided for under Section 1.3 and filings pursuant to the HSR Act (which are addressed in Section 6.1(b)), all consents, approvals and actions of, filings with and notices to any Governmental Entity required of the Company, Parent or any of their subsidiaries to consummate the Merger and the other transactions contemplated hereby, the failure of which to be obtained or taken is reasonably expected to have a material adverse effect on the Surviving Corporation and its prospective subsidiaries, taken as a whole.

                    (d)  No Injunctions or Restraints.  No
          judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect (i) preventing the consummation of the Merger, or
          (ii) which otherwise is reasonably likely to have a material adverse effect on the Company or Parent, as applicable; provided, however, that each of the parties shall have used its best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

                    (e) Form S-4. The Form S-4 shall have become effective under the Securities Act prior to the mailing of the Proxy Statement by the Company to its stockholders and no stop order or proceedings seeking a stop order shall have been entered or be pending by the SEC.

                    (f)  NYSE Listing.  The shares of (i) Parent
          Common Stock issuable to the Company's stockholders (A) as contemplated by Article II, (B) upon exercise of the former Company Employee Stock Options pursuant to Section
          5.6 or (C) upon the conversion of Company Convertible Securities and (ii) the depositary shares representing shares of Parent New Preferred Stock (to the extent that the corresponding depositary shares representing shares of Company Preferred Stock, as the case may be, were listed on the NYSE immediately prior to the Effective
          Time) shall have been approved for listing on the NYSE, subject to official notice of issuance.

                    SECTION 6.2  Conditions to Obligations of
          Parent. The obligation of Parent to effect the Merger is further subject to satisfaction or waiver of the following conditions:

                    (a)  Representations and Warranties.  The
          representations and warranties of the Company set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality", "material adverse effect" or "material adverse change" set forth therein or applicable thereto by reason of the provisions of Section 3.2) does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on the Company.

                    (b) Performance of Obligations of the Company. The Company shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date, except where the failure of such obligations to have been so performed does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on the Company.

                    (c) Tax Opinion. Parent shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Parent, an opinion dated as of such date, to the effect that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and Parent, Sub and the Company will each be a party to such reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, counsel for Parent may require delivery of and rely upon the Tax Certificates and may assume that the Company Common Stock and Company Preferred Stock constitute the only outstanding equity of the Company at the Effective Time for federal income tax purposes.

                    SECTION 6.3  Conditions to Obligations of the
          Company. The obligation of the Company to effect the Merger is further subject to satisfaction or waiver of the following conditions:

                    (a)  Representations and Warranties.  The
          representations and warranties of Parent set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality", "material adverse effect" or "material adverse change" set forth therein or applicable thereto by reason of the provisions of Section 3.2) does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on Parent.

                    (b)  Performance of Obligations of Parent.
          Parent shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date, except where the failure of such obligations to have been so performed does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on Parent.

                    (c)  Tax Opinions.  The Company shall have
          received from Cravath, Swaine & Moore, counsel to the Company, an opinion as of such date, to the effect that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and Parent, Sub and the Company will each be a party to such reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, counsel for the Company may require delivery of and rely on the Tax Certificates.

                    SECTION 6.4 Frustration of Closing Conditions. Neither Parent nor the Company may rely on the failure of any condition set forth in Section 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.5.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

                    SECTION 7.1  Termination.  This Agreement may
          be terminated at any time prior to the Effective Time, and whether before or after the Company Stockholder
          Approval:

                    (a)  by mutual written consent of Parent and
          the Company;

                    (b)  by either Parent or the Company:

                        (i)  if the Merger shall not have been
               consummated by March 31, 1998, provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time; provided, however, that this Agreement may be extended not more than 20 days by either party by written notice to the other party if the Merger shall not have been consummated as a direct result of the condition set forth in Section 6.1(c) failing to have been satisfied and the extending party reasonably believes that the relevant approvals will be obtained during such extension period;

                        (ii)  if the Company Stockholder Approval
               shall not have been obtained at the Company
               Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof; or

                        (iii)  if any Restraint having any of the
               effects set forth in Section 6.1(d) shall be in effect and shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(iv) shall have used best efforts to prevent the entry of and to remove such Restraint;

                    (c)  by Parent, if the Company shall have
          breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.2(a) or (b), and (B) is incapable of being cured by the Company or is not cured within 45 days of written notice thereof;

                    (d)  by the Company, if Parent shall have
          breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.3(a) or (b), and (B) is incapable of being cured by Parent or is not cured within 45 days of written notice thereof; or

                    (e) by the Company in accordance with Section 4.2(b); provided that, in order for the termination of this Agreement pursuant to this paragraph (e) to be deemed effective, the Company shall have complied with all provisions of Section 4.2, including the notice provisions therein, and with applicable requirements, including the payment of the fee referred to in paragraph
          (b)(i) of Section 5.8.

                    SECTION 7.2  Effect of Termination.  In the
          event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent or the Company, other than the provisions of Section 3.3(o), Section 3.4(m), the last sentence of Section 5.4,
          Section 5.8, this Section 7.2 and Article VIII, which provisions survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                    SECTION 7.3 Amendment. This Agreement may be amended by the parties at any time before or after the Company Stockholder Approval or the Parent Stockholder Approval; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by the stockholders of the Company or Parent without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties.

                    SECTION 7.4  Extension; Waiver.  At any time
          prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.3, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                    SECTION 7.5  Procedure for Termination,
          Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver pursuant to Section 7.4 shall, in order to be effective, require, in the case of Parent, Sub or the Company, action by its Board of Directors or, with respect to any amendment to this Agreement, the duly authorized committee of its Board of Directors to the extent permitted by law.

                                 ARTICLE VIII

                              GENERAL PROVISIONS

                    SECTION 8.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
          Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

                    SECTION 8.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                    (a)  if to Parent or Sub, to

                    Travelers Group Inc.
                    388 Greenwich Street
                    New York, New York 10013

                    Telecopy No.: (212) 816-8996
                    Attention: Charles O. Prince, III
                    with a copy to:

                    Skadden, Arps, Slate, Meagher & Flom LLP
                    919 Third Avenue
                    New York, New York  10022
                    Telecopy No.:  (212) 735-2000
                    Attention:  Kenneth J. Bialkin

                    (b)  if to the Company, to

                    Salomon Inc.
                    Seven World Trade Center
                    New York, New York 10048

                    Telecopy No.: (212) 783-1752
                    Attention:  Robert H. Mundheim

                    with a copy to:

                    Cravath, Swaine & Moore
                    Worldwide Plaza
                    825 Eighth Avenue
                    New York, New York  10019
                    Telecopy No.:  (212) 474-3700
                    Attention:  B. Robbins Kiessling

                    SECTION 8.3  Definitions.  For purposes of this
          Agreement:

                    (a) except as otherwise provided for in this Agreement, an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise; provided, however, that in no event shall Berkshire Hathaway Inc. or any person in which it directly or indirectly holds securities be deemed to be an affiliate of the Company or its subsidiaries; provided, further, that (x) any investment account advised or managed by such person or one of its subsidiaries or affiliates on behalf of third parties, or
          (y) any partnership, limited liability company, or other similar investment vehicle or entity engaged in the business of making investments of which such person acts as the general partner, managing member, manager, investment advisor, principal underwriter or the equivalent shall not be deemed an affiliate of such person;

                    (b)  "material adverse change" or "material
          adverse effect" means, when used in connection with the Company or Parent, any change, effect, event, occurrence or state of facts that is, or would reasonably be expected to be, materially adverse to the business, financial condition or results of operations of such party and its subsidiaries taken as a whole, other than any change, effect, event or occurrence constituting or relating to any of the following:

                    (i)  the United States economy or securities
               markets in general;

                    (ii)  this Agreement or the transactions
               contemplated hereby or the announcement thereof;

                    (iii)  the financial services industry in
               general, and not specifically relating to Parent or the Company or their respective subsidiaries;

                    (iv) the resignation of officers or employees of the Company or Parent or their respective subsidiaries; and

                    (v)  changes in balance sheet items of the
               Company and its subsidiaries relating to changes in the manner by which they finance their operations as a result of restrictions on their access to the public debt markets in connection with the transactions contemplated hereby.

          The terms "material" and "materially" have correlative meanings;

                    (c) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

                    (d) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person; provided, however, that (x) any investment account advised or managed by such person or one of its subsidiaries or affiliates on behalf of third parties, or (y) any partnership, limited liability company, or other similar investment vehicle or entity engaged in the business of making investments of which such person acts as the general partner, managing member, manager, investment advisor, principal underwriter or the equivalent shall not be deemed a subsidiary of such person; and

                    (e) "knowledge" of any person which is not an individual means the knowledge of such person's executive officers.

                    SECTION 8.4 Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

                    SECTION 8.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                    SECTION 8.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) and the Confidentiality Agreements (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article II, Sections 5.6, 5.7, 5.10(b), 5.10(c) and 5.17, are not
          intended to confer upon any person other than the parties any rights or remedies.

                    SECTION 8.7  Governing Law.  This Agreement
          shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

                    SECTION 8.8  Assignment.  Neither this
          Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties; provided, however, that Sub may assign its rights and obligations, in whole or in part, under this Agreement to any other wholly owned subsidiary of Parent. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                    SECTION 8.9 Consent to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Delaware or a Delaware state court.

                    SECTION 8.10 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                    SECTION 8.11  Severability.  If any term or
          other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                    IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                               TRAVELERS GROUP INC.

                               By /s/ Sanford I. Weill
                                 ----------------------------------
                                  Title: Chairman of the Board and
                                          Chief Executive Officer

                               DIAMONDS ACQUISITION CORP.

                               By /s/ Charles O. Prince, III
                                 ----------------------------------
                                  Title:  Executive Vice President

                               SALOMON INC.

                               By /s/ Robert E. Denham
                                 ----------------------------------
                                  Title: Chairman and Chief
                                          Executive Officer